                                                                   EXHIBIT 10(b)

                                                                  EXECUTION COPY

================================================================================




                                  $500,000,000


                           REVOLVING CREDIT AGREEMENT


                                     AMONG


                               CASE CREDIT LTD.,


                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,


                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                AS CO-AGENT, AND


                            THE BANK OF NOVA SCOTIA,
                            AS ADMINISTRATIVE AGENT




                          DATED AS OF AUGUST 23, 1996




================================================================================

                               TABLE OF CONTENTS

                                                                       PAGE NO.
ARTICLE 1
   DEFINITIONS
   SECTION 1.1    Defined Terms ...........................................   2

ARTICLE 2
   AMOUNT AND TERMS OF THE COMMITMENTS
   SECTION 2.1    Revolving Credit Loans ..................................  18
   SECTION 2.2    Repayment of Revolving Credit Loans; Evidence of Debt ...  19
   SECTION 2.3    Procedure for Revolving Credit Borrowing ................  19
   SECTION 2.4    Termination or Reduction of Revolving Credit Loans ......  20

ARTICLE 3
   AMOUNT AND TERMS OF CANADIAN ACCEPTANCE FACILITY
   SECTION 3.1    Acceptance Commitments ..................................  20
   SECTION 3.2    Creation of Acceptances .................................  21
   SECTION 3.3    Discount of Acceptances .................................  22
   SECTION 3.4    Stamping Fees ...........................................  22
   SECTION 3.5    Acceptance Reimbursement Obligations ....................  22
   SECTION 3.6    Converting Revolving Credit Loans to Acceptances and
                  Acceptances to Revolving Credit Loans ...................  24
   SECTION 3.7    Acceptances to be Supplemented by Revolving Credit
                  Loans in order to be Created Ratably ....................  24
   SECTION 3.8    Special Provisions Relating to Acceptance Notes .........  25

ARTICLE 4
   GENERAL PROVISIONS APPLICABLE TO LOANS
   SECTION 4.1    Interest Rates and Payment Dates ........................  26
   SECTION 4.2    Maximum Number of Tranches ..............................  26
   SECTION 4.3    Optional and Mandatory Prepayments ......................  26
   SECTION 4.4    Facility Fees; Other Fees ...............................  27
   SECTION 4.5    Computation of Interest and Fees ........................  27
   SECTION 4.6    Pro Rata Treatment and Payments .........................  28
   SECTION 4.7    Illegality ..............................................  29
   SECTION 4.8    Requirements of Law .....................................  29
   SECTION 4.9    Taxes ...................................................  30
   SECTION 4.10   Change of Lending Office ................................  31
   SECTION 4.11   Substitution of Lender ..................................  32
   SECTION 4.12   Use of Proceeds .........................................  32

ARTICLE 5
   REPRESENTATIONS AND WARRANTIES
   SECTION 5.1    Financial Condition .....................................  32
   SECTION 5.2    No Change ...............................................  32
   SECTION 5.3    Corporate Existence; Compliance with Law ................  32
   SECTION 5.4    Corporate Power; Authorization; Enforceable Obligations .  33
   SECTION 5.5    No Legal Bar ............................................  33
   SECTION 5.6    No Material Litigation ..................................  33
   SECTION 5.7    No Default ..............................................  34
   SECTION 5.8    Taxes ...................................................  34
   SECTION 5.9    Borrowing Restriction ...................................  34

ARTICLE  6
   CONDITIONS PRECEDENT
   SECTION 6.1    Conditions to Effectiveness of this Agreement ...........  34
   SECTION 6.2    Conditions to Each Extension of Credit ..................  36

ARTICLE 7
   AFFIRMATIVE COVENANTS
   SECTION 7.1    Financial Statements ....................................  37
   SECTION 7.2    Certificates; Other Information .........................  37
   SECTION 7.3    Payment of Obligations ..................................  38
   SECTION 7.4    Conduct of Business and Maintenance of Existence ........  38
   SECTION 7.5    Maintenance of Property; Insurance ......................  39
   SECTION 7.6    Inspection of Property; Books and Records; Discussions ..  39
   SECTION 7.7    Notices .................................................  39

ARTICLE 8
   NEGATIVE COVENANTS
   SECTION 8.1    Financial Condition Covenants ...........................  40
   SECTION 8.2    Limitation on Liens .....................................  40
   SECTION 8.3    Limitation on Fundamental Changes .......................  41
   SECTION 8.4    Limitation on Lines of Business .........................  42

ARTICLE 9
   EVENTS OF DEFAULT ......................................................  42
   SECTION 9.1    Events of Default .......................................  42

ARTICLE 10
   THE ADMINISTRATIVE AGENT
   SECTION 10.1   Appointment .............................................  45
   SECTION 10.2   Delegation of Duties ....................................  45
   SECTION 10.3   Exculpatory Provisions ..................................  45
   SECTION 10.4   Reliance by Administrative Agent ........................  46
   SECTION 10.5   Notice of Default .......................................  46
   SECTION 10.6   Non-Reliance on Administrative Agent and Other Lenders ..  46

   SECTION 10.7   Indemnification .........................................  47
   SECTION 10.8   Administrative Agent in its Individual Capacity .........  47
   SECTION 10.9   Successor Administrative Agent ..........................  48
   SECTION 10.10  The Co-Agent ............................................  48

ARTICLE 11
   MISCELLANEOUS
   SECTION 11.1   Amendments and Waivers ..................................  48
   SECTION 11.2   Notices .................................................  49
   SECTION 11.3   No Waiver; Cumulative Remedies ..........................  50
   SECTION 11.4   Survival of Representations and Warranties ..............  51
   SECTION 11.5   Payment of Expenses and Taxes ...........................  51
   SECTION 11.6   Successors and Assigns; Participations and Assignments ..  52
   SECTION 11.7   Adjustments; Set-Off ....................................  54
   SECTION 11.8   Counterparts ............................................  55
   SECTION 11.9   Severability ............................................  55
   SECTION 11.10  Integration .............................................  55
   SECTION 11.11  GOVERNING LAW ...........................................  55
   SECTION 11.12  Submission To Jurisdiction; Waivers .....................  55
   SECTION 11.13  Acknowledgements ........................................  56
   SECTION 11.14  Existing Credit Agreement ...............................  56
   SECTION 11.15  Judgment ................................................  57

          REVOLVING CREDIT AGREEMENT, dated as of August 23, 1996, among CASE CREDIT LTD., a company organized under the laws of the Province of Alberta (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), the co-agent named on the signature pages hereof (the "Co-Agent"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank (the "Administrative Agent"), as administrative agent for the Lenders hereunder.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Case Credit Corporation, a Delaware Corporation ("Case Credit") owns, beneficially and of record, 100% of the common shares of Case Credit Ltd., an Alberta corporation (the "Borrower" or "Case Credit Canada");

          WHEREAS, the Borrower is party to the Revolving Credit Agreement, dated as of November 30, 1995 as amended (the "Existing Credit Agreement"), with the several banks and other financial institutions party thereto (the "Existing Lenders"), the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the Existing Lenders;

          WHEREAS, in accordance with Section 11.14, the Existing Credit Agreement shall terminate on the Effective Date (as hereinafter defined);

          WHEREAS, Case Credit has agreed to guarantee the obligations of the Borrower hereunder and under the other Loan Documents pursuant to the Case Credit Guarantee;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acceptance Note": as defined in subsection 3.8(b); collectively, the "Acceptance Notes".

          "Acceptance Purchase Price": in respect of an Acceptance of a specified maturity, the result (rounded to the nearest whole cent, and with one-half cent being rounded up) obtained by dividing the face amount of such Acceptance by the sum of (a) one and (b) the product of (i) the applicable Reference Discount Rate for Acceptances of the same maturity expressed as a decimal and (ii) a fraction, the numerator of which is the term to maturity of such Acceptance and the denominator of which is equal to 365.

          "Acceptance Reimbursement Obligations": the obligation of the Borrower to the Lenders (a) to reimburse the Lenders for maturing Acceptances pursuant to Section 3.5 and (b) to make payments in respect of the Acceptance Notes in accordance with the terms thereof.

          "Acceptances": a Draft drawn by the Borrower and accepted by a Lender which is (a) denominated in Canadian Dollars, (b) based on availability, for a term of not less than 7 days nor more than 180 days and which matures prior to the Termination Date and (c) issuable and payable only in Canada; provided that, to the extent the context shall require, each Acceptance Note shall be deemed to be an Acceptance.

          "Acceptance Tranches": the collective reference to Acceptances all of which were created on the same date and have same maturity date.

          "Administrative Agent": The Bank of Nova Scotia, together with its affiliates, as administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to Section 10.9.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities or other equity interests having ordinary voting power for the election of directors or other governing bodies of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Available Commitments": as at any date of determination with respect to all Lenders, an amount in Canadian Dollars equal to the Available Commitments of all Lenders on such date.

          "Aggregate Outstandings": as at any date of determination with respect to any Lender, an amount equal to the sum of (a) the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date, (b) the aggregate undiscounted face amount of all outstanding Acceptances of such Lender on such date and (c) the aggregate unpaid principal amount of such Lender's Acceptance Notes on such date.

          "Agreement": this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Agreement Currency":  as defined in Section 11.15.

          "Applicable Margin": for Acceptances, the rate per annum, determined from time to time based upon the Ratings in effect by two then nationally recognized rating agencies selected by Case Credit and notified by the Borrower to the Administrative Agent (at least one of which shall be Moody's or S&P), set forth below opposite such Ratings:

                                         APPLICABLE MARGIN
                                         (IN PERCENTAGES)
           RATINGS                       ACCEPTANCES AND
           S&P/MOODY'S/1/                ACCEPTANCE NOTES

           A/A2 (or higher)                  0.155%
           A-/A3                             0.170%
           BBB+/Baa1                         0.200%
           BBB/Baa2                          0.250%
           BBB-/Baa3                         0.275%
           BB+/Ba1                           0.425%
           BB/Ba2 (or lower)                 0.575%

     provided that in the event that the Ratings of such then nationally recognized rating agencies do not coincide, the Applicable Margin set forth opposite the higher of such Ratings will apply; provided further that, if at any time an event occurs which results in there being no Ratings or only one Rating in effect, not later than 30 days after the date on which such event occurs, (if only one Rating or no Rating remains in effect) a new Applicable Margin will be determined in a manner to be mutually agreed upon by the Administrative Agent and the Borrower and consented to by the Lenders, and until such new Applicable Margin shall be so agreed upon, the Applicable Margin will be deemed to be the Applicable Margin in effect immediately prior to the date on which such event occurs.

               "Assignee":  as defined in subsection 11.6(c).

               "Attributable Debt": as to any particular lease under which either the Borrower or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of

     ------------------
     /1/ With respect to any nationally recognized rating agency other than Moody's and S&P, such rating agency's Ratings which the Borrower and the Administrative Agent agree are equivalent of the Ratings of S&P and Moody's set forth in this column.

     the lessor, be extended), discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of
     (a) the weighted-average Yield to Maturity of the Outstanding Securities, such average being weighted by the principal amount of the Outstanding Securities of each series or, in the case of Original Issue Discount Securities, such amount to be the principal amount of such outstanding Original Issue Discount Securities that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the Indenture and (b) the interest rate inherent in such lease (as determined in good faith by the Borrower), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the "termination time") discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the "Attributable Debt" for such lease as of such determination date shall be equal to the amount of such penalty.

               "Available Commitment": as at any date of determination with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment in effect on such date, over (b) the Aggregate Outstandings of such Lender on such date.

               "Bank Act (Canada)": the Bank Act (Canada), as amended from time to time.

               "Benefitted Lender": as defined in Section 11.7.

               "Borrower": Case Credit Ltd., its successors and permitted assigns.

               "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder or, with respect to a Request for Acceptances, the date with respect to which the Borrower has requested the Lenders to accept Drafts.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Calgary, Alberta, Toronto, Ontario or Montreal, Quebec are authorized or required by law to close.

          "Canadian Dollars", "Dollars", "C$" and "$": dollars in the lawful currency of Canada.

          "Case":  Case Corporation, a Delaware Corporation.

          "Case Credit":  as defined in the recitals hereto.

          "Case Credit Canada Debt": as at any date of determination with respect to the Borrower and its Consolidated Subsidiaries, an amount equal to the excess of (a) the sum without duplication of (i) all Indebtedness (other than Indebtedness referred to in clauses (e) through (h) of the definition thereof) of the Borrower and its Consolidated Subsidiaries which in accordance with GAAP would be included as a liability on a consolidated balance sheet (excluding the notes thereto) of the Borrower and its Consolidated Subsidiaries as at such date, (ii) all Guarantee Obligations of the Borrower and its Consolidated Subsidiaries in respect of Indebtedness (other than Indebtedness referred to in clauses (e) through (h) of the definition thereof) as at such date and (iii) all obligations of the Borrower or any of its Subsidiaries incurred in connection with any securitization or other asset-backed financing of Receivables as at such date to the extent such obligations are excluded from the definition of Permitted Securitization Obligations as at such date by operation of the proviso to the definition thereof, over (b) to the extent included in clause (a) above, Permitted Securitization Obligations as at such date.

          "Case Credit Credit Agreement": the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among Case Credit, the several banks and other financial institutions party thereto and The Chase Manhattan Bank, as administrative agent, as amended, supplemented or otherwise modified from time to time.

          "Case Credit Guarantee": the guarantee to be executed and delivered by Case Credit, on or prior to the Effective Date, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "CDOR Rate": that annual rate of interest equal to the average "BA 1 Month" interest rates for Canadian Dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M. Toronto, Ontario local time on any particular day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 A.M. Toronto, Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian dollar denominated banker's acceptances quoted by four major Canadian Schedule I chartered banks as of 10:00 A.M. Toronto, Ontario local time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. The four major Canadian Schedule I chartered banks shall, unless the Borrower and the Administrative Agent otherwise agree, be The Toronto-Dominion Bank, The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce. The arithmetic average of any rates or quotations to be calculated hereunder shall be rounded, if necessary, to the nearest 1/100 of one per cent (.01%), with five one thousands of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation based on the CDOR Rate will be rounded to the nearest cent (with one-half of one cent rounded upwards).

          "Co-Agent":  Canadian Imperial Bank of Commerce.

          "Commitment": as to any Lender at any time, its obligation to make Revolving Credit Loans to, and/or create Acceptances on behalf of (or, in lieu thereof, to make loans pursuant to the Acceptance Notes to), the Borrower, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule I under the heading "Commitment", as such amount may be reduced from time to time as provided in Section 2.4 and the other applicable provisions hereof; collectively as to all the Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, if the Commitments have terminated or expired, the percentage which (a) the Aggregate Outstandings of such Lender at such time, constitutes of (b) the Aggregate Outstandings of all Lenders at such time).

          "Commitment Period": the period from and including the Effective Date to but not including the Termination Date, or such earlier date as the Commitments shall terminate as provided herein.

          "Consolidated Interest Expense": for any period with respect to the Borrower and its Consolidated Subsidiaries, the aggregate amount of interest expense of the Borrower and its Consolidated Subsidiaries during such period determined in accordance with GAAP.

          "Consolidated Lease Expense": for any period with respect to the Borrower and its Consolidated Subsidiaries, all amounts paid or accrued during such period under operating leases in respect of real property by the Borrower and its Consolidated Subsidiaries.

          "Consolidated Net Income": with respect to the Borrower and its Consolidated Subsidiaries for any period, consolidated net income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Tangible Assets": as at any date of determination, the total assets appearing on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of the most recent fiscal quarter of the Borrower ending not more than 135 days prior to such date, determined in accordance with GAAP, minus the amount of Intangible Assets included in such consolidated balance sheet as at the end of such fiscal quarter.

          "Consolidated Net Worth": as at any date of determination with respect to the Borrower, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such date, plus any amounts included on such consolidated balance sheet in respect of any preferred stock of the Borrower and any Preferred Securities outstanding from time to time (except to the extent that any such preferred stock is mandatorily redeemable at the option of the holder thereof or upon the happening of any contingency on or prior to the Termination Date).

          "Consolidated Subsidiary": with respect to the Borrower, any Subsidiary of the Borrower which in accordance with GAAP would be consolidated in the financial statements of the Borrower.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Dealer": any Person who has been authorized by Case or any of its Subsidiaries to sell equipment distributed by Case or any of its Subsidiaries pursuant to a dealer or distributor agreement or any Person who has executed a rental yard purchase money agreement or other type of financing agreement with Case or any of its Subsidiaries.

          "Default": any of the events specified in Section 9.1 prior to the satisfaction of any requirement for the giving of notice, the lapse of time, or both, or any other condition.

          "Draft": a draft substantially in the form of Exhibit B or in such other form as the Administrative Agent may from time to time reasonably request (or to the extent the context shall require, an Acceptance Note, delivered in lieu of a draft), as the same may be amended, supplemented or otherwise modified from time to time.

          "EBIT": for any period with respect to the Borrower and its Consolidated Subsidiaries, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period, plus, to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) taxes and (b) interest expense, plus or minus, to the extent deducted or added, respectively, in determining such Consolidated Net Income for such period, any income, gain or loss of a non-cash nature.

          "Effective Date": the Effective Date as defined in the Case Credit Credit Agreement.

          "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Agreement":  as defined in the recitals hereto.

          "Existing Lenders":  as defined in the recitals hereto.

          "Existing Loans":  as defined in Part A of Annex A.

          "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the acceptance of a Draft or an Acceptance Note by such Lender. It is expressly understood and agreed that the conversions, continuations and substitutions of maturing Acceptances with new Acceptances, the conversion of Acceptances to Revolving Credit Loans, and the conversion of Revolving Credit Loans to Acceptances, pursuant to Sections 3.5 and 3.6 hereof, do not constitute Extensions of Credit for purposes of this Agreement.

          "Facility Fee Rate": the rate per annum, determined from time to time based upon the Ratings in effect by two then nationally recognized rating agencies selected by Case Credit (at least one of which shall be Moody's or S&P), set forth under the column heading below opposite such Ratings:

            Ratings                              Facility Fee Rate
            -------------------                  ------------------
            S&P/Moody's/2/                        (in percentages)

            A/A2 (or higher)                                 0.070%
            A-/A3                                            0.080%

----------------------
/2/ With respect to any nationally recognized rating agency other than Moody's and S&P, such rating agency's Ratings which the Borrower and the Administrative Agent agree are equivalent of the Ratings of S&P and Moody's set forth in this column.

            BBB+/Baa1                        0.100%
            BBB/Baa2                         0.125%
            BBB-/Baa3                        0.175%
            BB+/Ba1                          0.250%
            BB/Ba2 (or lower)                0.300%

     ; provided that in the event that the Ratings of such then nationally recognized rating agencies do not coincide, the Facility Fee Rate set forth opposite the higher of such Ratings will apply; provided further that, if at any time an event occurs which results in there being no Ratings or only one Rating is in effect, not later than 30 days after the date on which such event occurs (if only one Rating or no Rating remains in effect), a new Facility Fee Rate will be determined in a manner to be mutually agreed upon by the Administrative Agent and the Borrower and consented to by the Lenders, and until such new Facility Fee Rate shall be so agreed upon, the Facility Fee Rate will be deemed to be the Facility Fee Rate in effect immediately prior to the date on which such event occurs.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Charge Coverage Ratio": for any period, the ratio of (a) EBIT of the Borrower and its Consolidated Subsidiaries for such period plus Consolidated Lease Expense (but only to the extent the amount of such Consolidated Lease Expense was deducted in calculating EBIT) of the Borrower and its Consolidated Subsidiaries for such period to (b) the sum of (i) Consolidated Interest Expense for such period, (ii) Consolidated Lease Expense for such period and (iii) all amounts paid by the Borrower or any of its Subsidiaries during such period in respect of income taxes.

          "Funding Commitment Percentage": as at any date of determination, with respect to any Lender, that percentage which the Available Commitment of such Lender then constitutes of the Aggregate Available Commitments.

          "GAAP": generally accepted accounting principles in Canada in effect on the date hereof.

          "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent,
     (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) obligations in respect of trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) the discounted amount of all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all net liabilities of such Person in respect of Interest Rate Agreements, (g) all Guarantee Obligations in respect of Indebtedness referred to in clauses (a) through (f) (or any of them) of this definition and (h) if such Person is the Borrower or any of its Subsidiaries, all obligations of the Borrower or any such Subsidiary incurred in connection with any securitization or other asset-backed financing of Receivables to the extent such obligations are excluded from the definition of Permitted Securitization Obligations by operation of the proviso to the definition thereof.

     The parties hereto agree that the amount of any Indebtedness which is issued at a discount to the face amount thereof shall be equal to the accreted value of such Indebtedness from time to time.

          "Indenture": the indenture dated as of February 1, 1996, between Case Credit, Case Corporation and The Bank of New York, as trustee.

          "Intangible Assets": at any date of determination, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of the most recent fiscal quarter of the Borrower ending not more than 135 days prior to such date, prepared in accordance with GAAP, of (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles,
     (b) organizational and development costs, (c) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, deferred financing fees, compensation and similar items and tangible assets being amortized) and (d) unamortized debt discount and expense, less unamortized premium.

          "Interest Payment Date": as to any Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding.

          "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which a Borrower or any Subsidiary thereof is a party or a beneficiary.

          "Judgment Currency":  as defined in Section 11.15

          "Lenders": as defined in the preamble hereto and their respective successors and permitted assigns; individually, a "Lender".

          "Leverage Ratio": as at any date of determination, the ratio of Case Credit Canada Debt as at such date to Consolidated Net Worth of the Borrower as at such date.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, Quebec Encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": the collective reference to this Agreement, any Revolving Credit Note, the Drafts, the Acceptances, the Acceptance Notes, the Powers of Attorney and the Case Credit Guarantee.

          "Loan Parties": the collective reference to the Borrower and Case Credit.

          "Loans": the collective reference to the Revolving Credit Loans and Acceptances or Acceptance Notes and the related Acceptance Reimbursement Obligations, if any.

          "Majority Lenders": (a) at any time prior to the termination of the Commitments, the Lenders, the Commitment Percentages of which aggregate at least 51%; and (b) at any time after the termination of the Commitments, Lenders whose Aggregate Outstandings aggregate at least 51% of the Aggregate Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to Section 11.6.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Subsidiary": any Subsidiary of the Borrower the assets or revenues (excluding inter-company receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) of which are, at the time of determination, equal to or greater than ten percent of the assets or revenues (excluding inter-company receivables and revenues that would be eliminated upon consolidation in accordance with GAAP), respectively, of the Borrower at such time.

          "Moody's":  Moody's Investors Service, Inc. or any successor thereto.

          "Non-Excluded Taxes":  as defined in Section 4.9.

          "Outstanding Securities":  as defined in the Indenture.

          "Original Issue Discount Security":  as defined in the Indenture.

          "Participants":  as defined in subsection 11.6(b).

          "Permitted Securitization Obligations": obligations of the Borrower or any of its Subsidiaries incurred in connection with any securitization or other asset-backed financing of Receivables; provided that, if (a) there is recourse to the Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) for failures to pay or otherwise perform any such obligations, (b) such failures arise as a result of credit defaults by the debtors in respect of such Receivables and (c) such recourse is not limited to the Receivables and the Receivables Related Assets (or undivided or beneficial interests in such Receivables and Receivables Related Assets) which are the subject of such securitization or other asset-backed financing, then such obligations shall not be considered "Permitted Securitization Obligations" within the meaning of this definition to the extent that, in accordance with GAAP, such obligations would be required to be included as a liability on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Powers of Attorney":  as defined in subsection 3.2(b).

          "Preferred Securities": any preferred securities issued by a financing entity (i.e. partnership, trust, limited liability company, etc.) used exclusively to raise capital for the Borrower having the following structural characteristics: (a) the financing entity lends the proceeds from the issuance of preferred securities to the Borrower in exchange for subordinated debt securities (which debt securities are subordinated to all Indebtedness of the Borrower of the types described in clauses (a), (b) and
     (d) of the definition of Indebtedness set forth in Section 1.1, (b) the subordinated debt securities issued by the Borrower and corresponding preferred securities issued by the financing entity have a maturity of at least ten years, (c) interest payments on the subordinated debt securities may be deferred at the Borrower's discretion, and (d) neither the subordinated debt securities nor the corresponding preferred securities shall contain cross-default or cross-acceleration provisions to the Indebtedness of the Borrower of the types described in clauses (a) and (b) of the definition of Indebtedness set forth in Section 1.1.

          "Prime Rate": at any day, the greater on such day of (a) the rate per annum designated by the Administrative Agent from time to time (and in effect on such day) as its prime rate for Canadian Dollar commercial loans made in Canada and (b) one-half of one percent (1/2%) plus the CDOR Rate from time to time (and in effect on such day), as advised by the Administrative Agent to the Borrower from time to time pursuant hereto.
     The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit in Canadian Dollars to debtors.

          "Prime Rate Loans": Revolving Credit Loans bearing interest at a rate based upon the Prime Rate.

          "Quebec Encumbrance": for Quebec purposes, a legal cause of preference, a dismemberment of the right of ownership, a special mode of ownership, a restriction on the right to dispose and a Conventional Security. For purposes of this definition, a Conventional Security means a conventional hypothec, a resolutory right, a right of redemption, a reservation of ownership, a trust and any security device or other real right, whether or not capable of registration, granted by agreement for the purpose of securing the performance of an obligation.

          "Ratings": the actual or implied senior long-term unsecured non-credit-enhanced debt ratings of Case Credit in effect from time to time by Moody's, S&P or any other then nationally recognized rating agency.

          "Receivables": any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Borrower or any of its Subsidiaries of property or services, and monies due thereunder, security interests in the property and services financed thereby and all other related rights.

          "Receivables Related Assets": in connection with any securitization or other asset-backed financing of, or other sale, transfer or disposition of, Receivables, the collective reference to: (a) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any funds on deposit therein) established in connection with such securitization or asset-backed financing and (d) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such securitization or asset-backed financing.

          "Reference Discount Rate": on any date with respect to each Draft requested to be accepted by a Lender, (a) if such Lender is a Schedule I Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule I Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Schedule I Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Borrower pursuant to Section 3.2 and (b) if such Lender is a Schedule II Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule II Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Schedule II Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Borrower pursuant to Section 3.2. The Administrative Agent shall advise the Borrower and the Lenders, either in writing or verbally, by 11:00 A.M. (Toronto time) on the Borrowing Date as to the applicable Reference Discount Rate and corresponding Acceptance Purchase Price in respect of Acceptances having the maturities selected by the Borrower for such Borrowing Date.

     The arithmetic average of any rates or quotations to be calculated hereunder shall be rounded, if necessary, to the nearest 1/100 of one per cent (.01%), with five one thousands of a percentage point rounded upwards. All dollar amounts used or resulting from any calculation based on the Reference Discount Rate will be rounded to the nearest cent (with one-half of one cent rounded upwards).

          "Reference Lenders": means the collective reference to the Schedule I Reference Lenders and the Schedule II Reference Lenders.

          "Register":  as defined in subsection 11.6(d).

          "Request for Acceptances":  as defined in subsection 3.2(a).

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, guideline or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

          "Responsible Officer": with respect to the Borrower, the President or any Vice President or, with respect to financial matters, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer, or any Assistant Controller of the Borrower.

          "Restricted Subsidiary": means each Subsidiary of the Borrower other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

          "Revolving Credit Loan": as defined in Section 2.1; collectively, the "Revolving Credit Loans".

          "Revolving Credit Note": as defined in subsection 2.2(e); collectively, the "Revolving Credit Notes".

          "S&P":  Standard & Poor's Ratings Group or any successor thereto.

          "Schedule I Lender": each Lender listed on Schedule I to the Bank Act (Canada).

          "Schedule I Reference Lenders": The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, and Royal Bank of Canada.

          "Schedule II Lender":  each Lender which is not a Schedule I Lender.

          "Schedule II Reference Lenders": Bank of America Canada, Chemical Bank of

     Canada and Societe Generale (Canada).

          "Securitization Subsidiary": a Subsidiary of the Borrower (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Borrower or any Restricted Subsidiary, or
     (ii) subjects any property or assets of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

          "Securitization Transaction": any transaction or series of transactions that have been or may be entered into by the Borrower or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary or (b) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

          "Special Purpose Subsidiary": any wholly-owned Subsidiary of the Borrower or Case Credit which (a) is formed for the purpose of effecting any securitization or other asset-backed financing of Receivables and engaging in other activities reasonably related thereto, and (b) is structured as a "bankruptcy-remote subsidiary" in accordance with customary practices in the asset-backed securitization market.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Tax Act":  the Income Tax Act (Canada), as amended from time to time.

          "Termination Date": the earlier of the date which is five years after the Effective Date and the Termination Date as defined in the Case Credit Credit Agreement.

          "Transferee":  as defined in subsection 11.6(f).

          "Type": as to any Loan, its nature as a Revolving Credit Loan or its nature as an Acceptance (including an Acceptance Note).

          "Yield to Maturity":  as defined in the Indenture.

          SECTION 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Revolving Credit Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Revolving Credit Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to a Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE 2

                      AMOUNT AND TERMS OF THE COMMITMENTS

          SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan") in Canadian Dollars to the Borrower on the Effective Date pursuant to Annex A and, thereafter, from time to time during the Commitment Period so long as after giving effect thereto (a) the Available Commitment of each Lender is greater than or equal to zero; and (b) the Aggregate Outstandings of all Lenders do not exceed the aggregate Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the

Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans shall be Prime Rate Loans.

          SECTION 2.2  Repayment of Revolving Credit Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender (whether made before or after the termination or expiration of the Commitments) on the Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 4.1.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Revolving Credit Loans and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Revolving Credit Loans and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (each, a "Revolving Credit Note").

          SECTION 2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., Toronto time, at least one Business

Day prior to the requested Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. Each borrowing under the Revolving Credit Loans shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, Toronto time, on each requested Borrowing Date and upon fulfilment of the applicable conditions set forth in
Article 6, each Lender shall make an amount equal to its Commitment Percentage of the principal amount of Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in
Section 11.2 in Canadian Dollars and in immediately available funds. Except as otherwise provided in Annex A with respect to Revolving Credit Loans to be made on the Effective Date, the Administrative Agent shall on such date credit the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          SECTION 2.4 Termination or Reduction of Revolving Credit Loans. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, either (a) the Aggregate Available Commitments would not be greater than or equal to zero or
(b) the Available Commitments of any Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.


                                   ARTICLE 3

               AMOUNT AND TERMS OF CANADIAN ACCEPTANCE FACILITY

          SECTION 3.1 Acceptance Commitments. (a) Subject to the terms and conditions hereof, each Lender agrees to create Acceptances for the Borrower on any Business Day during the Commitment Period by accepting Drafts drawn by the Borrower; provided that no Lender shall be obligated to accept any Draft if, after giving effect to such acceptance, (i) the Available Commitment of such Lender would not be greater than or equal to zero or (ii) the Aggregate Available Commitments of all Lenders would not be greater than or equal to zero.

          (b) The Borrower may utilize the Commitments in the manner contemplated by this Article 3 by authorizing each Lender in the manner provided for in subsection 3.2(b) to draw Drafts on such Lender and having such Drafts accepted pursuant to Section 3.2, paying its obligations with respect thereto pursuant to Section 3.2, and again authorizing Drafts to be drawn on the Lenders and having them presented for acceptance, all in accordance with the terms and conditions of this Article 3.

          (c) For the purposes of this Agreement, all Acceptances shall be considered a utilization of the Commitments in an amount equal to the undiscounted face amount of such Acceptance.

          SECTION 3.2 Creation of Acceptances.   (a) The Borrower may request
the creation of Acceptances hereunder by submitting to the Administrative Agent at its office specified in Section 11.2 prior to 11:00 A.M., Toronto time, one Business Day prior to the requested Borrowing Date, (i) a request for acceptances (each, a "Request for Acceptances") completed in a manner and in form and substance reasonably satisfactory to the Administrative Agent and specifying, among other things, the Borrowing Date, maturity and amount of the Drafts to be accepted and discounted, (ii) to the extent not theretofore supplied to each Lender, a sufficient number of Drafts to be drawn on the Lenders, to be appropriately completed in accordance with subsection 3.2(d) and
(iii) such other certificates, documents and other papers and information as the Administrative Agent may reasonably request. Upon receipt of any such Request for Acceptances, the Administrative Agent shall promptly notify each Lender of its receipt thereof.

          (b) In connection with each utilization by it of the Commitments by way of Acceptances, the Borrower hereby agrees that it shall deliver to the Administrative Agent on the Effective Date Powers of Attorney substantially in the form annexed hereto as Exhibit D (the "Powers of Attorney") authorizing each Lender to draw Drafts on such Lender on behalf of the Borrower and to complete such Drafts in accordance with the Requests for Acceptances submitted from time to time pursuant to subsection 3.2(a) hereof.

          (c) Each Request for Acceptances made by or on behalf of the Borrower hereunder shall contain a request for Acceptances denominated in Canadian Dollars and having an aggregate undiscounted face amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Acceptance shall be dated the Borrowing Date specified in the Request for Acceptances with respect thereto and shall be stated to mature on the date specified in the Request for Acceptances, which date shall be a Business Day which is not less than 7 days and not more than 180 days after the date thereof (and, in any event, prior to the Termination Date).

          (d) Not later than 12:00 P.M., Toronto time, on the Borrowing Date specified in the relevant Request for Acceptances, and upon fulfilment of the applicable conditions set forth in Article 6, each Lender will, in accordance with such Request for Acceptances, (i) sign each Draft on behalf of the Borrower pursuant to the Power of Attorney, (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Administrative Agent of such acceptance and (iv) upon such acceptance, discount such Acceptances to the extent contemplated by Section 3.3.

          (e) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Acceptance created hereunder; (ii) the stamping fee payable in respect of each Acceptance; and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each Acceptance and each Lender's share thereof.

          SECTION 3.3 Discount of Acceptances. (a) Each Lender hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to discount Acceptances created by it on the Borrowing Date with respect thereto at the applicable Reference Discount Rate by making available to the Borrower an amount in immediately available funds equal to the Acceptance Purchase Price in respect thereof, and to notify the Administrative Agent that such Draft has been accepted and discounted by such accepting Lender.

          (b) In the event that the Borrower has made a Request for Acceptances, then (i) prior to 11:00 A.M., Toronto time, on the Borrowing Date with respect thereto, the Administrative Agent will notify the Borrower and the Lenders of the applicable Reference Discount Rate for such Acceptances and the corresponding Acceptance Purchase Price and (ii) each Lender shall make the Acceptance Purchase Price for the Acceptance discounted by it available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent specified in Section 11.2 prior to 12:00 P.M., Toronto time, on the Borrowing Date, in Canadian Dollars in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          Acceptances discounted by any Lender may be sold by it at any time prior to maturity in the relevant market therefor in Canada or, if not so sold, must be purchased by such Lender for its own account.

          SECTION 3.4 Stamping Fees. On the Borrowing Date with respect to each Acceptance, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a stamping fee at a rate per annum equal to the Applicable Margin in effect on such Borrowing Date, computed for the period from and including the Borrowing Date with respect to such Acceptance to but not including the maturity of such Acceptance, on the basis of a 365 or 366 day year (as the case may be), of the undiscounted face amount of such Acceptance.

          SECTION 3.5 Acceptance Reimbursement Obligations.    (a)  The Borrower
hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender, on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Acceptance created by such Lender for the account of the Borrower, the aggregate undiscounted face amount of each such then-maturing Acceptance.

          (b) The obligation of the Borrower to reimburse the Lenders for then-maturing Acceptances may be satisfied by the Borrower by:

               (i) paying to the Administrative Agent, for the account of the Lenders, an amount in Canadian Dollars and in immediately available funds equal to the aggregate undiscounted face amount of all Acceptances created for the account of the Borrower hereunder which are then maturing by 12:00 P.M., Toronto time, on such maturity date; provided that the Borrower shall have given one Business Day's prior notice to the Administrative Agent (which shall promptly notify each Lender thereof) of its intent to reimburse the Lenders in the manner contemplated by this paragraph (i);

               (ii) having new Drafts accepted and discounted by the Lenders in the manner contemplated by Sections 3.2 and 3.3 in substitution for the then-maturing Acceptances; provided that (A) the Borrower shall have delivered to the Administrative Agent (which shall promptly provide a copy thereof to each Lender) a duly completed Request for Acceptances not later than 11:00 A.M., Toronto time, one Business Day prior to such maturity date, together with the documents, instruments, certificates and other papers and information contemplated by paragraphs 3.2(a)(ii) and 3.2(a)(iii), (B) if any Default or Event of Default has occurred and is then continuing, the Request for Acceptances shall be deemed to be a request for a Revolving Credit Loan in an amount equal to the undiscounted face amount of the Acceptances requested, (C) each Lender shall retain the Acceptance Purchase Price for the Acceptance created by it and apply such Acceptance Purchase Price to the Acceptance Reimbursement Obligations of the Borrower in respect of the maturing Acceptance created by such Lender and (D) if the Acceptance Purchase Price so retained by such Lender is less than the undiscounted face amount of the then-maturing Acceptance, the Borrower shall have made arrangements reasonably satisfactory to such Lender for payment of such deficiency; or

               (iii) to the extent that the Borrower has not given to the Administrative Agent a notice contemplated by paragraphs (i) or (ii) above, then the Borrower shall be deemed to have requested a borrowing pursuant to
     Section 2.1 of Revolving Credit Loans in an aggregate principal amount equal to the undiscounted face amount of such then-maturing Acceptance.
     The Borrowing Date with respect to such borrowing shall be the maturity date (or such earlier date as the Commitments shall be terminated) for such Acceptance. Except to the extent that any of the events contemplated by paragraphs (i) or (ii) of subsection 9.1(f) with respect to the Borrower has occurred and is then continuing (in which case the Borrower shall be obligated to pay to each Lender the undiscounted face amount of the Acceptances created by such Lender which are then maturing), each Lender shall be obligated to make the Revolving Credit Loan contemplated by this paragraph 3.5(b)(iii) regardless of whether the conditions precedent to borrowing set forth in this Agreement are then satisfied. The proceeds of any Revolving Credit Loans made pursuant to this paragraph 3.5(b)(iii) shall be retained by the Lenders and applied by them to the Acceptance Reimbursement Obligations of the

     Borrower in respect of the then-maturing Acceptance.

          (c) The unpaid amount of any such Acceptance Reimbursement Obligations shall be treated as a Revolving Credit Loan for the purposes hereof and interest shall accrue on the amount of any such unpaid Acceptance Reimbursement Obligation from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on Revolving Credit Loans. Such interest shall be payable by the Borrower on demand by the Administrative Agent.

          (d) In no event shall the Borrower claim from any Lender any grace period with respect to the payment at maturity of any Acceptances created by such Lender pursuant to this Agreement.

          SECTION 3.6 Converting Revolving Credit Loans to Acceptances and
Acceptances to Revolving Credit Loans.   (a)  Subject to subsection 3.6(b), the
Borrower may at any time and from time to time request that any then outstanding Revolving Credit Loan be converted into an Acceptance by delivering to the Administrative Agent (which shall promptly notify each Lender of its receipt thereof) a Request for Acceptances, together with a statement that the Acceptances so requested are to be created pursuant to this subsection 3.6(a), such notice to be given not later than three Business Days prior to the requested conversion date.

          (b) In the event that the Administrative Agent receives such a Request for Acceptances and the accompanying statement described in subsection 3.6(a), then the Borrower shall pay on the requested Borrowing Date to the Administrative Agent, for the account of the Lenders, the principal amount of the then outstanding Revolving Credit Loans being so converted, and each Lender shall accept and discount the Borrower's Drafts having an aggregate face amount at least equal to the principal amount of the Revolving Credit Loans of such Lender which are then being repaid; provided that, (i) following the occurrence and during the continuance of a Default or an Event of Default, no Acceptances may be created and (ii) no Acceptance which is permitted to be created hereunder shall have a maturity that extends beyond the Termination Date.

          (c) The creation of Acceptances pursuant to this Section 3.6 shall not be subject to the satisfaction of the conditions precedent to borrowing set forth in this Agreement.

          (d) The Borrower may elect from time to time to convert outstanding Acceptances to Revolving Credit Loans by giving the Administrative Agent at least one Business Day's irrevocable notice of such election prior to the maturity of such Acceptances; provided that any such conversion of Acceptances may only be made on the maturity thereof.

          SECTION 3.7 Acceptances to be Supplemented by Revolving Credit Loans in order to be Created Ratably. The Borrower hereby agrees that each Request for Acceptances, reimbursement of Acceptances and conversion of Revolving Credit Loans to Acceptances shall be made in a manner so that any such Request for Acceptances, reimbursement or conversion shall apply ratably to all Lenders in accordance with their respective Commitment Percentages and so that, after giving effect to such Request for Acceptances, reimbursement or conversion, as the case may be, each Lender shall hold its ratable share (determined in accordance with its Commitment Percentage) of the aggregate undiscounted face amount of all Acceptances which mature on the same day. In the event that the aggregate undiscounted face amount of Acceptances requested by the Borrower to be created by all Lenders hereunder pursuant to any Request for Acceptances is an amount which, if divided ratably among the Lenders in accordance with their respective Commitment Percentages, would not result in each Lender accepting a Draft which has an undiscounted face amount equal to $100,000 or a whole multiple of $100,000 in excess thereof, then each Lender's ratable share of such Acceptance shall be rounded downward to an amount which is equal to $100,000 or a whole multiple of $100,000 in excess thereof, and the Borrower shall be deemed to have requested that such Lender make a Revolving Credit Loan to the Borrower (which Revolving Credit Loan need not satisfy the minimum borrowing requirements of
Section 3.3) on the date upon which such Draft is to be accepted in the amount by which such Lender's ratable share (determined in accordance with its Commitment Percentage) of the undiscounted face amount of the Acceptance requested in such Request for Acceptances was rounded downward. Notwithstanding any other provision hereof, the Administrative Agent is authorized by the Borrower and the Lenders to allocate amongst the Lenders the Acceptances to be issued in such manner and amounts as the Administrative Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding up or down, so as to ensure that no Lender is required to accept a Draft for a fraction of $100,000 and, in such event, the Lenders' rateable share with respect to such Acceptances shall be adjusted accordingly.

          SECTION 3.8 Special Provisions Relating to Acceptance Notes.    (a)
The Borrower and each Lender hereby acknowledge and agree that from time to time certain Lenders which are not Canadian chartered banks or which are Schedule II Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts, and the Borrower and each Lender agrees that any such Lender may purchase Acceptance Notes of the Borrower in accordance with the provisions of subsection 3.8(b) in lieu of creating Acceptances for its account.

          (b) In the event that any Lender described in subsection 3.8(a) above is unable to, or elects as a matter of general corporate policy not to, create Acceptances hereunder, such Lender shall not create Acceptances hereunder, but rather, if the Borrower requests the creation of such Acceptances, the Borrower shall deliver to such Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Borrower, substantially in the form of Exhibit C, having the same maturity as the Acceptances to be created and in an aggregate principal amount equal to the undiscounted face amount of such Acceptances.
Each such Lender hereby agrees to purchase Acceptance Notes from the Borrower at a purchase price equal to the Acceptance Purchase Price which would have been applicable if a Draft had been accepted by it (less any stamping fee which would have been paid pursuant to Section 3.4 if such Lender had created an Acceptance) and such Acceptance Notes shall be governed by the provisions of this Article 3 as if they were Acceptances.


                                   ARTICLE 4

                    GENERAL PROVISIONS APPLICABLE TO LOANS

          SECTION 4.1 Interest Rates and Payment Dates. (a) Each Prime Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Prime Rate for such day.

          (b) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Prime Rate plus 2% from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to subsection 4.1(b) shall be payable from time to time on demand.

          SECTION 4.2 Maximum Number of Tranches. (a) All Acceptances created hereunder, all conversions and continuations thereof and all selections of maturity dates with respect thereto shall be made pursuant to such elections so that, after giving effect thereto, there shall be no more than 20 Acceptance Tranches at any one time outstanding.

          SECTION 4.3 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay, without premium or penalty, the Revolving Credit Loans, in whole or in part, upon at least one Business Day's irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Except as provided in Annex A, partial prepayments under this Section 4.3 shall be in a minimum aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) If, at any time during the Commitment Period, for any reason the Aggregate Outstandings of all Lenders exceed the aggregate Commitments then in effect, the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans and cash collateralize any outstanding Acceptance Reimbursement Obligations (whether or not then due and payable), such that the sum of (1) the aggregate principal amount of the Revolving Credit Loans so prepaid and (2) the aggregate amount of the Acceptance Reimbursement

Obligations so paid or cash collateralized, equals or exceeds the amount of such excess.

          (c) Each prepayment of Revolving Credit Loans pursuant to this Section
4.3 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment.

          (d) Prepayments of the Loans and Acceptance Reimbursement Obligations pursuant to this Section 4.3 shall be applied as follows: first, to prepay Revolving Credit Loans then outstanding and second, to prepay any Acceptance Reimbursement Obligations then due and payable (or, in the event of a prepayment of Acceptance Reimbursement Obligations which are not then due and payable, to cash collateralize such Acceptance Reimbursement Obligations upon terms and conditions reasonably satisfactory to the Administrative Agent).

          SECTION 4.4 Facility Fees; Other Fees.    (a) The Borrower agrees to
pay to the Administrative Agent for the account of each Lender, a facility fee for the period from and including the Effective Date to but excluding the Termination Date (or such earlier date on which the Commitments shall terminate as provided herein); each such facility fee shall be computed at the Facility Fee Rate on the amount of the Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

          (b) The Borrower shall pay (without duplication of any other fee payable under this Section 4.4) to the Administrative Agent all fees separately agreed to by the Borrower and the Administrative Agent.

          (c) The Borrower shall pay (without duplication of any other fee payable under this Section 4.4) to each Lender for its respective account all fees separately agreed to by the Borrower and such Lender.

          SECTION 4.5 Computation of Interest and Fees. (a) Facility fees and interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each such change in the Prime Rate. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lender in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1(a).

          (c) If any Reference Lender shall for any reason no longer have a Commitment or any Revolving Credit Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one
Schedule I Reference Lender or Schedule II Reference Lender (as the case may be) remaining, the Administrative Agent (after consultation with the Borrower and the Schedule I Lenders or the Schedule II Lenders, as applicable) shall, by notice to the Borrower and the Lenders, designate another Schedule I Lender or
Schedule II Lender, as applicable, as a Schedule I Reference Lender or a
Schedule II Reference Lender, as applicable, so that there shall at all times be at least two Schedule I Reference Lenders and two Schedule II Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender, as applicable.

          (e) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of period other than a calendar year (the "Interest Period"), each rate of interest determined hereunder to be applicable to the calculation of interest accruing during such Interest Period, expressed as an annual rate, is the rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

          SECTION 4.6 Pro Rata Treatment and Payments.   (a)(i) Each borrowing
of Revolving Credit Loans by the Borrower from the Lenders hereunder shall be made, and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the Commitment Percentages of the Lenders. Each optional prepayment by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in Canadian Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

                (ii) If any payment hereunder (other than payments on the Acceptances) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Acceptances may only mature on a Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Revolving Credit Loans or Acceptances), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower at the rate per annum applicable to Prime Rate Loans hereunder) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Lender's share of such borrowing that was not made available to the Administrative Agent. Nothing contained in this subsection 4.8(b) shall prejudice any claims otherwise available to the Borrower against any Lender as a result of such Lender's failure to make its share of any borrowing available to the Administrative Agent for the account of the Borrower.

          SECTION 4.7 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to create or maintain Acceptances as contemplated by this Agreement, (a) the commitment of such Lender hereunder to accept Drafts, purchase Acceptances, continue Acceptances as such and convert Revolving Credit Loans to Acceptances shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to create or maintain Acceptances and (b) such Lender's then outstanding Acceptances, if any, shall be converted automatically to Prime Rate Loans on the respective maturities thereof or within such earlier period as may be required by law.

          SECTION 4.8 Requirements of Law.   (a) If the adoption of or any
change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date such Lender becomes a Lender:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note, any Acceptance made by it or any Loan made by it or its obligation to make any Loan or create any Acceptance, or shall change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 4.9 which shall be dealt with in accordance with such Section and changes in rate of tax on the overall net income or capital of such Lender); or

               (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making or creating (as applicable), converting into, continuing or maintaining Loans or Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall as soon as reasonably practicable thereafter (but in any event within 60 days after such Lender knows thereof) provide notice to the Borrower (with a copy to the Administrative Agent) of the event by reason of which it becomes so entitled, failing which notice being provided within such period the Borrower shall not be liable to provide compensation in respect of any costs accruing prior to the 60th day preceding giving such notice. A certificate with reasonable supporting detail as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request with reasonable supporting detail therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction provided that such Lender shall allocate in good faith to the Borrower an amount of the reduction associated with such adoption, change or compliance.

          SECTION 4.9 Taxes. All payments made by the Borrower under this Agreement and any Revolving Credit Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Revolving Credit Note or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fee, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Revolving Credit Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not incorporated under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Tax Act. If the Administrative Agent or any Lender is required by law to make any payment on account of Non-Excluded Taxes on or in a relation to any payment received under this Agreement by the Administrative Agent or such Lender or any liability for Non-Excluded Taxes in respect of any such payment is imposed, levied or assessed against the Administrative Agent or any Lender, the Borrower shall pay to the Administrative Agent or such Lender such amounts (referred to herein as "Additional Amounts") which, after subtraction of any Non-Excluded Taxes payable by the Administrative Agent or such Lender in connection with the receipt or accrual of such Additional Amounts or required to be deducted or withheld by the Borrower from or in respect of the payment of Additional Amounts to the Administrative Agent or such Lender, shall be equal to the amount of such payment made by the Administrative Agent or such Lender on account of Non-Excluded Taxes or liability for Non-Excluded Taxes. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

          SECTION 4.10 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Section 4.8 or Section 4.9, or if any adoption or change of the type described in Section 4.7 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be materially disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or eliminate the need for the Borrower to make payments under Section 4.8 or
Section 4.9, or would eliminate or reduce the effect of any adoption or change described in Section 4.7.

          SECTION 4.11 Substitution of Lender. In the event the Borrower is required to pay any additional amounts pursuant to Section 4.8 or Section 4.9, the Borrower may, so long as no Event of Default has occurred and is continuing, require any Lender claiming such additional amounts, upon five Business Days' prior written notice from the Borrower, to assign the entire then outstanding principal amount of the Loans owing to such Lender and the entire Commitment of such Lender to another bank or financial institution selected by the Borrower and, if such bank or financial institution is not then a Lender, reasonably satisfactory to the Administrative Agent. Any such assignment shall be effected in accordance with subsection 11.6(c) and, as a condition to such assignment, the Borrower shall pay all amounts due to such Lender hereunder on the effective date of such assignment.

          SECTION 4.12 Use of Proceeds. The proceeds of the Loans, Acceptances and Acceptance Notes shall be used (a) as provided in Annex A and (b) for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including investments and acquisitions.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          SECTION 5.1 Financial Condition. The balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1995, which has heretofore been delivered to each Lender, fairly presents in all material respects and in conformity with GAAP the financial position of the Borrower and its Consolidated Subsidiaries as at December 31, 1995.

          SECTION 5.2 No Change. Since December 31, 1995, there has been no development or event which has had or would be reasonably expected to have a Material Adverse Effect.

          SECTION 5.3 Corporate Existence; Compliance with Law. The Borrower and each Subsidiary of the Borrower (a) is duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing in the jurisdiction of its incorporation or organization, (b) has the corporate or other power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or otherwise appropriately qualified in each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification, except to the extent that any failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          SECTION 5.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except for any of the foregoing described in Schedule 5.4, all of which have been obtained or made. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party has been or will be duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is, or is to become, a party constitutes or will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          SECTION 5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary of the Borrower, in each case in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective assets or properties pursuant to any such Requirement of Law or Contractual Obligation.

          SECTION 5.6 No Material Litigation. There are no actions, suits, investigations or proceedings of or before any arbitrator or Governmental Authority pending by or against or affecting the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, threatened by or against or affecting the Borrower or any Subsidiary of the Borrower or against any assets or properties of the Borrower or any Subsidiary of the Borrower (a) on and as of the Effective Date, with respect to any of the Loan Documents or any of the transactions contemplated thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

          SECTION 5.7 No Default. Neither the Borrower nor any Subsidiary of the Borrower is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 5.8 Taxes. All Canadian federal income tax returns and all other material tax returns which are required to be filed by, or with respect to, the Borrower or any Subsidiary of the Borrower have been filed, and all taxes and assessments due and payable by the Borrower or any Subsidiary of the Borrower (or for which they could be liable) have been paid, other than (a) those not yet delinquent, (b) those which, if not paid, would not be reasonably expected to have a Material Adverse Effect and (c) those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as applicable; and no material tax Lien (other than those permitted by Section 8.2) has been filed with respect to any such tax, fee or other charge; and, to the best knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge (other than real property taxes that are not yet delinquent) which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

          SECTION 5.9 Borrowing Restriction. The Borrower is not subject to regulation under any Canadian (Federal or provincial) or other Requirement of Law which limits its ability to incur Indebtedness as contemplated hereby.


                                   ARTICLE  6

                              CONDITIONS PRECEDENT

          SECTION 6.1 Conditions to Effectiveness of this Agreement. This Agreement shall become effective on the date on which the following conditions precedent have been satisfied or waived:

          (a) Execution of Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a copy for each Lender, (ii) for the account of each Lender, a Power of Attorney from the Borrower, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and (iii) the Case Credit Guarantee, executed and delivered by a duly authorized officer of Case Credit, with a copy for each Lender.

          (b) Consents, Licenses and Approvals. The Administrative Agent shall have received (and made available to each Lender requesting the same), a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations, notices and filings referred to in Section 5.4, and
(ii) stating that such consents, authorizations, notices and filings are in full force and effect.

          (c) Legal Opinions. The Administrative Agent shall have received (with a copy for each Lender), the following executed legal opinions:

               (i) the legal opinion of Richard S. Brennan, counsel to Case Credit and its Subsidiaries, substantially in the form of Exhibit G-1;

               (ii) the legal opinion of Milner Fenerty, Alberta counsel to the Borrower, substantially in the form of Exhibit G-2;

               (iii) the legal opinion of Osler, Hoskin & Harcourt, Ontario counsel to the Borrower, substantially in the form of Exhibit G-3;

               (iv) the legal opinion of Foley & Lardner, counsel to Case Credit, substantially in the form of Exhibit G-4; and

               (v) the legal opinion of Aird & Berlis, counsel to the Administrative Agent, with respect to such matters as the Administrative Agent shall reasonably request.

          (d) Corporate Proceedings. The Administrative Agent shall have received (with a copy for each Lender), a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Person as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded.

          (e) Incumbency Certificates. The Administrative Agent shall have received (with a copy for each Lender), a certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Person executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the Secretary or any Assistant Secretary of such Person.

          (f) Corporate Documents. The Administrative Agent shall have received (with a copy for each Lender) copies of the certificate of incorporation and by-laws of each Loan

Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

          (g) Case Credit Credit Agreement. The Effective Date (under and as defined in the Case Credit Credit Agreement) shall have occurred.

          (h) Existing Credit Agreement. All amounts outstanding under the Existing Credit Agreement shall have been repaid in the manner prescribed by Annex A.

          (i) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          SECTION 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any Borrowing Date (including, without limitation, the Extensions of Credit to be made on the Effective Date) is subject to the satisfaction or waiver of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement or any other Loan Document to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such Borrowing Date (both before and after giving effect to the Extension of Credit to be made on such Borrowing Date) as if made on and as of such Borrowing Date; provided, however, that the representations and warranties set forth in Section 5.2 shall be made only on the Effective Date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date, both before and after giving effect to the Extensions of Credit requested to be made on such Borrowing Date.

Each Extension of Credit made to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions contained in this Section 6.2 have been satisfied.

                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Acceptance Reimbursement Obligation or Acceptance Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices which shall only be delivered by the Borrower) shall cause each of its Subsidiaries to:

          SECTION 7.1 Financial Statements. Furnish to the Administrative Agent (with a copy for each Lender):

          (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Borrower a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (commencing with the consolidated financial statements for the fiscal year ended December 31, 1995), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent chartered accountants of nationally recognized standing selected by the Borrower; and

          (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in the case of such consolidated financial statements covering any fiscal quarter in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          SECTION 7.2 Certificates; Other Information. Furnish to the Administrative Agent (with a copy for each Lender):

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent chartered accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of the Borrower, (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth (in reasonable detail) the calculations required to determine compliance with the covenants set forth in Section 8.1;

          (c) no later than 30 days after the filing thereof with the Securities and Exchange Commission or the Ontario Securities Commission or any successor or analogous Governmental Authority, final copies of all financial statements and material reports and final copies of all filings made by Case Credit or the Borrower with such entities with respect to the sale of indebtedness of Case Credit or the Borrower to the public or with respect to any asset-backed receivables transaction entered into by the Borrower or any of its Subsidiaries (including, without limitation, registration statements, prospectuses, offering memoranda and amendments thereto);

          (d) promptly (but in any event no later than 10 days) after the same are sent to the Case Credit Lenders, copies of the financial statements of Case Credit required to be delivered pursuant to Section 10.1 of the Case Credit Credit Agreement; provided that copies of such financial statements need not be delivered to any Lender which is also a Case Credit Lender; and

          (e) promptly, such additional financial and other information as any Lender, through the Administrative Agent may from time to time reasonably request.

          SECTION 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or satisfy all such obligations could not, in the aggregate, have a Material Adverse Effect and would not subject any property of the Borrower or any of its Subsidiaries to any Lien not permitted by
Section 8.2.

          SECTION 7.4 Conduct of Business and Maintenance of Existence.
Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          SECTION 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine any of its books and records at any reasonable time and with reasonable prior notice, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent chartered accountants.

          SECTION 7.7 Notices. Promptly (but in any event no later than three days, or in the case of clause (b) below, 10 days, or in the case of clause (d) below, 30 days, in each case, after a Responsible Officer of the Borrower knows thereof) give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $60,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

          (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and/or its Subsidiaries propose to take with respect thereto.


                                   ARTICLE 8

                              NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Revolving Credit Note, Acceptance Reimbursement Obligation or Acceptance Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, directly or indirectly:

          SECTION 8.1 Financial Condition Covenants.

          (a) Debt to Consolidated Net Worth Ratio. Permit the Leverage Ratio at any time to be greater than 9.00 to 1.00.

          (b) Fixed Charge Coverage Ratio. Permit, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower, the Fixed Charge Coverage Ratio for such period to be less than 1.05 to 1.00.

          SECTION 8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due and payable (or which will be paid promptly) or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) Liens on assets of the Borrower or any Subsidiary of the Borrower consisting of pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (c) Liens on assets of the Borrower or any Subsidiary of the Borrower consisting of rights of lessees under leases, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (d) Liens on assets of the Borrower or any Subsidiary of the Borrower consisting of deposits to secure the performance of leases (other than Financing Leases), statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business of the Borrower or such Subsidiary;

          (e)  Liens created by the Borrower in favour of itself;

          (f) Liens which are granted pursuant to any securitization or other asset-based financing of Receivables and Receivables Related Assets, and which cover only Receivables and Receivables Related Assets or any undivided or beneficial ownership interest in any Receivables or Receivables Related Assets;

          (g) Liens in existence on the date hereof and listed in Schedule 8.2(g), provided that (a) no such Lien is extended to cover any additional property after the date hereof (except to the extent required by the terms of the Indebtedness secured thereby or any other agreement governing such Lien as such terms are in effect on the Effective Date), (b) no such Lien secures any Indebtedness or other obligations other than Indebtedness or other obligations secured by it on the date hereof and refinancings, refundings, renewals or extensions of such Indebtedness or other obligations and (c) the amount of Indebtedness or other obligations secured by any such Lien is not increased;

          (h) Liens on assets of Subsidiaries of the Borrower which become Subsidiaries after the Effective Date or Liens on assets acquired by the Borrower or any of its Subsidiaries after the Effective Date; provided that (i) such Liens were in existence at the time such Subsidiary became a Subsidiary or at the time such assets were acquired and (ii) no such Liens were created in contemplation of the transaction pursuant to which such Subsidiary became a Subsidiary or in contemplation of the acquisition of such assets; and

          (i) in addition to Liens permitted by subsections 8.2(a) through (h), Liens on assets of the Borrower or any of its Subsidiaries securing Indebtedness of the Borrower or such Subsidiaries; provided that the aggregate principal amount of all Indebtedness secured by such Liens, plus the aggregate outstanding amount of all Attributable Debt in respect of all sale and leaseback transactions to which the Borrower or any Restricted Subsidiary is a party, does not exceed at the time such Liens are granted an amount equal to the sum of (i) $5,000,000 and (ii) 5% of Consolidated Net Tangible Assets of the Borrower and its Consolidated Subsidiaries; provided, that in calculating the amount of Attributable Debt permitted pursuant to this paragraph (i), there shall be excluded all Attributable Debt in respect of sale and leaseback transactions relating to assets of Subsidiaries of the Borrower which become Subsidiaries after the Effective Date if such sale and leaseback transactions were in existence at the time such Subsidiary became a Subsidiary and were not created in contemplation of the transaction pursuant to which such Subsidiary became a Subsidiary.

          SECTION 8.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except any entity may be merged or consolidated with or into the Borrower provided that (a) the Borrower shall be the continuing or surviving corporation or (b) the Indebtedness under this Agreement is assumed by the surviving corporation, and the Case Credit Guarantee is terminated or amended, with the approval of the Majority Lenders.

          SECTION 8.4 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for (a) the financing of Receivables of Case Canada Corporation, its Subsidiaries and their Dealers and customers, (b) other financial services related to the agricultural and construction business and (c) other business, provided that the business of the Borrower and its Subsidiaries taken as a whole will be limited substantially to the businesses described in clauses (a) and (b) of this Section 8.4.


                                   ARTICLE 9

                               EVENTS OF DEFAULT

          SECTION 9.1 Events of Default. If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Acceptance Reimbursement Obligation or any Acceptance Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Article 8; or Case Credit shall fail to observe or perform any agreement contained in the Case Credit Guarantee; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e)  The Borrower, any Subsidiary of the Borrower or Case Credit shall
(i) default in any payment of principal of or interest on any Indebtedness (other than the Loans, the Acceptances or the Acceptance Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $60,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided that, for purposes of this paragraph (e) only, the term "Indebtedness" shall not include (i) Permitted Securitization Obligations or (ii) any Guarantee Obligations of any Subsidiary of the Borrower or Case Credit in respect of Indebtedness of an Affiliate of the Borrower or Case Credit (but only if (A) such Subsidiary owns no material assets other than equity interests in such Affiliate and (B) such Affiliate is not a Subsidiary of the Borrower or Case Credit; and provided, further, that with respect to any Indebtedness in respect of Interest Rate Agreements, the holder or holders of such Indebtedness shall have required that a liquidation or termination payment be made; or

          (f)(i) The Borrower, any Material Subsidiary or Case Credit shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, any Material Subsidiary or Case Credit shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Material Subsidiary or Case Credit any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any Material Subsidiary or Case Credit any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any Material Subsidiary or Case Credit shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any Material Subsidiary or Case Credit shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving a liability (not paid or fully covered by insurance) of $60,000,000 or more in the aggregate for the Borrower and its Subsidiaries, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and enforcement proceedings shall have commenced; or

          (h) Any Event of Default under and as defined in the Case Credit Credit Agreement shall occur and be continuing; or

          (i) Case shall cease to own, directly or indirectly, all of the common shares of Case Credit; or Case Credit shall cease to own, directly or indirectly, all of the common shares of the Borrower; or

          (j) the Case Credit Guarantee shall cease, for any reason (other than performance in full by Case Credit of its obligations thereunder), to be in full force and effect, or Case Credit shall so assert, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lender, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all outstanding Acceptance Reimbursement Obligations in respect of Acceptances which have not matured at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by and maintained by the Administrative Agent an amount equal to the aggregate undiscounted face amount of all such unmatured Acceptances. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of maturing Acceptances, and any balance in such account shall be applied to repay other obligations of the Borrower hereunder and under any Revolving Credit Notes. After all Acceptance Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Revolving Credit Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE 10

                           THE ADMINISTRATIVE AGENT

          SECTION 10.1 Appointment. Each Lender hereby irrevocably designates and appoints The Bank of Nova Scotia as the Administrative Agent and such Lender irrevocably authorizes The Bank of Nova Scotia to act as the Administrative Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          SECTION 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or other Person or any officer thereof contained in this Agreement or any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any Loan Party or any other Person to perform its obligations hereunder or thereunder. The

Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Borrower or any other Loan Party.

          SECTION 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and the Acceptance Reimbursement Obligations.

          SECTION 10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          SECTION 10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Extensions of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 10.7 Indemnification. Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any other Loan Party and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Commitment Percentage in effect on the date on which indemnification is sought from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and the Acceptance Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section shall survive the payment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

          SECTION 10.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept Drafts, accept deposits from and generally engage in any kind of business with the Borrower and/or the other Loan Parties as though the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by the Administrative Agent, any Acceptances created by the Administrative Agent, and any Revolving Credit Note or Acceptance Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          SECTION 10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any resigning Administrative Agent's resignation as the Administrative Agent the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 10.10 The Co-Agent. Each Lender hereby irrevocably designates and appoints the Lender designated as the Co-Agent on the signature pages hereof as the Co-Agent under this Agreement and the other Loan Documents. Each Lender and the Co-Agent acknowledges that the Co-Agent, in such capacity, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents in their respective capacities as such.


                                  ARTICLE 11

                                 MISCELLANEOUS

          SECTION 11.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 11.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower (or any other Loan Party) written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower and the other Loan Parties hereunder or thereunder or (b) waive at the Borrower's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

               (i) reduce the amount or extend the scheduled date of maturity of any Loan or any Acceptance or any Acceptance Note or of any scheduled instalment thereof, or reduce the Applicable Margin or stated rate of any interest or any fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount of the Aggregate Available Commitments or extend the expiration date of any Lender's Commitment, in each case without the consent of all Lenders;

               (ii)   amend, supplement, modify or waive any provision of this
Section 11.1 or reduce the percentages specified in the definition of "Majority Lenders", or consent to the assignment or transfer by the Borrower (or any other Loan Party) of any of its rights and obligations under this Agreement and the other Loan Documents in each case without the consent of all the Lenders;

               (iii)  amend, supplement, modify or waive any provision of
Article 10 or any other provision of this Agreement governing the respective rights or obligations of the Administrative Agent and the Co-Agent without the written consent of the then Administrative Agent and the Co-Agent, respectively; and

               (iv) amend, supplement, modify or waive any provision of subsection 4.3(b) without the consent of all the Lenders.

Any waiver and any amendment, supplement or modification pursuant to this
Section 11.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and the Acceptance Reimbursement Obligations. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          SECTION 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Revolving Credit Notes:

          The Borrower:       CASE CREDIT LTD.
                              30th Floor
                              237 - 4th Avenue S.W.
                              Calgary, Alberta T2P 4X7
                              Attention:  Corporate Secretary
                              Telephone:        (403) 268-7000
                              Telecopy:         (403) 268-3100

          With A Copy To:     Case Credit Corporation
                              700 State Street
                              Racine, Wisconsin  53404
                              Attention:  Corporate Secretary
                              Telephone:        (414) 636-6011
                              Telecopy:         (414) 636-7188

          and:                Case Credit Corporation
                              233 Lake Avenue
                              Racine, Wisconsin  53403
                              Attention:  Vice-President and Controller
                              Telephone:        (414) 636-5529
                              Telecopy:         (414) 636-6284

          The Administrative
          Agent:              THE BANK OF NOVA SCOTIA
                              44 King Street West, 16th Floor
                              Toronto, Ontario M5H 1H1
                              Attention:  John Hall
                              Telephone:        (416) 933-2320
                              Telecopy:         (416) 866-2009

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.4, 3.2, 3.5, 3.6, 4.3, or 4.10 shall not be effective until received.

          SECTION 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Borrower, the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Revolving Credit Notes and the making of the Loans hereunder.

          SECTION 11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (and any special or local counsel retained by such counsel to assist it) to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of the respective counsels to the Administrative Agent and each Lender provided that the Borrower shall only be required to pay or reimburse the Lenders and the Administrative Agent for the fees and disbursements of (i) one counsel for the Administrative Agent and (ii) one counsel for the Lenders pursuant to this clause (b), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees, agents, affiliates and successors) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Lender's or the Administrative Agent's or any of their respective directors', officers', employees', agents', successors', affiliates' or assigns' negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of the respective counsels to the Administrative Agent and each Lender, including, without duplication, the allocated costs of staff counsel to any such Lender or the Administrative Agent) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities to the extent such indemnified liabilities arise solely from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender (or any of their respective directors, officers, employees, agents, affiliates or successors) or
(ii) legal proceedings commenced against the Administrative Agent or any such Lender by any securityholder or creditor of the Administrative Agent or any such Lender arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

          SECTION 11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and the Acceptance Reimbursement Obligations and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that such Participant must be a resident of Canada for purposes of the Tax Act and provided that such participations are in minimum amounts of $10,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (a) or (b) of the proviso to the second sentence of Section 11.1 without the consent of the Participant. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.10, 4.11,

4.12, 4.13 and 11.1 with respect to its participation in the Commitments and the Loans outstanding from time to time hereunder as if it was a Lender.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the Borrower (such consent not to be unreasonably withheld) and the Administrative Agent (such consent not to be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents including, without limitation, its Commitments, Loans and Acceptance Reimbursement Obligations, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for their acceptance and recording in the Register; provided (i) in the case of any such assignment to an additional bank or financial institution, the aggregate amount of any Revolving Credit Loans (or, if the Revolving Credit Loans have terminated or expired, the aggregate principal amount of any Revolving Credit Loans and Acceptance Reimbursement Obligations) being assigned, shall not be less than $5,000,000 (or (x) if less, the then outstanding amount of such Commitments, Loans and/or Acceptance Reimbursement Obligations or (y) such lesser amount as may be agreed by the Borrower and the Administrative Agent) and (z) such Assignee must be a resident of Canada for purposes of the Tax Act. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (I) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments, rights in respect of Acceptance Reimbursement Obligations and Loans as set forth therein, and (II) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans and Acceptances owing to, each Lender from time to time. The entries in the Register shall constitute prima facie evidence of the information recorded therein and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan, Acceptance or other obligation hereunder not evidenced by a Revolving Credit Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan, Acceptance or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan, Acceptance or other obligation hereunder not evidenced by a Revolving Credit Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in accordance with applicable law.

          SECTION 11.7 Adjustments; Set-Off.   (a) If any Lender (a "Benefitted
Lender") shall at any time receive any payment of all or part of its Loans or Acceptance Reimbursement Obligations then due and owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Acceptance Reimbursement Obligations then due and owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or Acceptance Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable hereunder (whether at the stated maturity thereof, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

          SECTION 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          SECTION 11.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Province of Ontario;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Section 11.2 or Schedule I hereof, or at such other address of which the Administrative Agent and the Borrower shall have been notified pursuant hereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

          SECTION 11.13 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          SECTION 11.14 Existing Credit Agreement. The Existing Credit Agreement shall terminate as of the Effective Date. The Majority Lenders (as such term is defined in the Existing Credit Agreement) hereby consent to the termination of the Existing Credit Agreement as provided herein and hereby waive any notice requirement of the Existing Credit Agreement relating to prepayment or termination of Commitments to occur on the Effective Date as provided herein.

          SECTION 11.15 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

     (b) The obligation of the Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Borrower such excess.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       CASE CREDIT LTD.


                                       By: /s/ ROBERT A. WEGNER
                                           -------------------------------------
                                       Title: VICE PRESIDENT AND CONTROLLER


                                       THE BANK OF NOVA SCOTIA,
                                       as Administrative Agent and a Lender


                                       By: /s/ JUDY McKAY
                                           -------------------------------------
                                       Title: RELATIONSHIP MANAGER


                                       By: /s/ MICHAEL LOCKE
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       BANK OF AMERICA CANADA
                                       as a Lender


                                       By: /s/ D.B. LINKLETTER
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:

                                       BANK OF MONTREAL,
                                       as a Lender


                                       By: /s/ ERIN M. KEYSER
                                           -------------------------------------
                                       Title: DIRECTOR


                                       By:
                                           -------------------------------------
                                       Title:


                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, as a Co-Agent and a Lender


                                       By: /s/ R. M. CALLANDER
                                           -------------------------------------
                                       Title: DIRECTOR


                                       By: /s/ MAURO SPAGNOLO
                                           -------------------------------------
                                       Title: DIRECTOR


                                       CHEMICAL BANK OF CANADA,
                                       as a Lender


                                       By: /s/ OWEN G. ROBERTS
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:


                                       CITIBANK CANADA,
                                       as a Lender


                                       By: /s/ MARGARET E. LAMBERT
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:


                                       FIRST CHICAGO NBD BANK, CANADA,
                                       as a Lender


                                       By: /s/ COLLEEN DELANY
                                           -------------------------------------
                                       Title: ASSISTANT VICE PRESIDENT


                                       By: /s/ JERRY HYNES
                                           -------------------------------------
                                       Title: VICE PRESIDENT

                                       J.P. MORGAN CANADA,
                                       as a Lender


                                       By: /s/ CHRISTOPHER B. LUE
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:


                                       ROYAL BANK OF CANADA,
                                       as a Lender


                                       By: /s/ PRESTON D. JONES
                                           -------------------------------------
                                       Title: SENIOR MANAGER, CORPORATE BANKING


                                       By:
                                           -------------------------------------
                                       Title:


                                       SAKURA BANK (CANADA)
                                       as a Lender


                                       By: /s/ E. R. LANGLEY
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:


                                       SANWA BANK CANADA,
                                       as a Lender


                                       By: /s/ SHIGEKI IWASHITA
                                           -------------------------------------
                                       Title: VICE PRESIDENT


                                       By:
                                           -------------------------------------
                                       Title:


                                       SOCIETE GENERALE (CANADA),
                                       as a Lender


                                       By: /s/ D. KAIJI
                                           -------------------------------------
                                       Title: SENIOR MANAGER


                                       By: /s/ ERIC DHOSTE
                                           -------------------------------------
                                       Title: SENIOR VICE PRESIDENT

                                       THE SUMITOMO BANK OF CANADA,
                                       as a Lender


                                       By: /s/ KOICHI SASA
                                           -------------------------------------
                                       Title: PRESIDENT


                                       By: /s/ OSAMU OKAHASI
                                           -------------------------------------
                                       Title: SENIOR VICE PRESIDENT


                                       THE TORONTO-DOMINION BANK,
                                       as a Lender


                                       By: /s/ DAVID PARKHURST
                                           -------------------------------------
                                       Title: MANAGER

                                       By:
                                           -------------------------------------
                                       Title:

                                                                      ANNEX A TO
                                                      REVOLVING CREDIT AGREEMENT
                                                      --------------------------


                              REFUNDING MECHANICS


SUBJECT TO THE FULFILMENT OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH IN
ARTICLE 6 OF THIS AGREEMENT ON OR PRIOR TO THE EFFECTIVE DATE, EACH OF THE FOLLOWING PROVISIONS SHALL APPLY:

PART A.   1. Refunding of Revolving Credit Loans.  Subject to Section 2 of this
Annex, each Lender agrees to make a Revolving Credit Loan to the Borrower on the Effective Date in an amount equal to its Funding Commitment Percentage of the aggregate principal amount of the Existing Revolving Credit Loans. Such Revolving Credit Loans shall be made in accordance with the procedures set forth in Sections 2.3 or 3.2 except that, upon receipt by the Administrative Agent of the proceeds of such Revolving Credit Loans, the Administrative Agent shall apply such proceeds to the prepayment of the outstanding principal amounts of the Existing Revolving Credit Loans (other than Acceptances which have not yet matured) by crediting the respective accounts of the Existing Lenders maintained at the office of the Administrative Agent specified in Section 11.2. Not later than 12:00 Noon, Toronto Time on the Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Existing Lender (i) all unpaid interest which has accrued on the Existing Revolving Credit Loans of such Existing Lender to the Effective Date and (ii) all unpaid commitment fees which have accrued for the account of such Existing Lender pursuant to Section 4.4 of the Existing Credit Agreement to the Effective Date.

2. On the Effective Date any outstanding acceptances of an Existing Lender which have not matured shall be deemed to be Acceptances of the Lenders in the amounts described in Schedule 1 to this Annex A to Revolving Credit Agreement under the heading "New Syndicate Lenders' Shares of BA's Not Maturing On Closing" for all purposes of this Agreement. The Administrative Agent shall, on the Effective Date, distribute fees among the Lenders in the manner described in
Schedule 1 to this Annex A to Revolving Credit Agreement under the heading "Acceptance Fees to be Paid to New Syndicate Lenders".

3. The Borrower hereby requests that the Lenders extend credit to it by executing and delivering to the Existing Lenders the form of indemnity set out in Schedule 2 to this Annex A to Revolving Credit Agreement (the "Indemnity") and the Lenders agree to do so contemporaneously with the execution and delivery of this Agreement. Upon such execution and delivery of the Indemnity, the Lenders shall be deemed to have extended credit to the Borrower under the Revolving Credit Loan and such credit shall be deemed to be outstanding credit for all purposes of this Agreement subject to the following:

     (a) For the purposes of this Agreement, any reference in this Agreement to the amount of credit outstanding shall mean, at any particular time, up to and including December 6, 1996, in the case of the Indemnity, the aggregate contingent liability of the Lenders under the Indemnity with respect to the outstanding acceptances of Existing Lenders as at such time and shall mean nil at any particular time after December 6, 1996.

     (b) The Borrower shall reimburse each of the Lenders the amount of each and any demand presented to and paid by the Lender in accordance with the indemnity.

4. On the Effective Date, the Case Guarantee as defined in the Existing Credit Agreement shall be terminated and the Existing Lenders shall execute such further discharges and other instruments as are necessary for the purpose of terminating the Case Guarantee.

For the purposes of this Part A, the following terms have the following meanings:

     "Existing Lenders": each bank or other financial institution holding any Existing Revolving Credit Loan immediately prior to the Effective Date.

     "Existing Revolving Credit Loans": the Revolving Credit Loans and Acceptances (or Acceptance Notes) outstanding under the Existing Credit Agreement immediately prior to the Effective Date.

                                                                   SCHEDULE 1 TO
                                                      REVOLVING CREDIT AGREEMENT
                                                      --------------------------

                            COMMITMENTS; ADDRESSES

A.  COMMITMENT AMOUNTS

LENDER                                   COMMITMENT

Bank of America Canada                   $15,000,000

Bank of Montreal                         $50,000,000

The Bank of Nova Scotia                  $87,500,000

Canadian Imperial Bank of Commerce       $77,500,000

Chemical Bank of Canada                  $20,000,000

Citibank Canada                          $15,000,000

First Chicago NBD Bank, Canada           $15,000,000

J. P. Morgan Canada                      $15,000,000

Royal Bank of Canada                     $67,500,000

Sakura Bank (Canada)                     $25,000,000

Sanwa Bank Canada                        $15,000,000

Societe Generale (Canada)                $15,000,000

The Sumitomo Bank of Canada              $15,000,000

The Toronto-Dominion Bank                $67,500,000

TOTAL                                    $500,000,000


B.  ADDRESSES FOR NOTICES AND FOR FUNDING

BANK OF AMERICA CANADA
----------------------

Address for Notices:                  Address for Funding:
Bank of America Canada                Bank of America Canada
1900, 855 - 2nd Street S.W.           1900, 855 - 2nd Street S.W.
Calgary, Alberta T2P 4J7              Calgary, Alberta T2P 4J7
Attn:  D.B. Linkletter                Attn:  Pat Rodriguez

Telephone:     (403) 269-4909               Telephone:     (403) 269-4909
Telecopy:      (403) 232-8848               Telecopy:      (403) 232-8848

BANK OF MONTREAL
----------------

Address for Notices:                        Address for Funding:
Bank of Montreal                            Bank of Montreal
First Canadian Place                        First Canadian Place
Corporate Banking, 24th Floor               Corporate Banking, 24th Floor
Toronto, Ontario M5X 1A1                    Toronto, Ontario M5X 1A1
Attn:          D.L. Beasant                 Attn:          D.L. Beasant
Telephone:     (416) 867-4796               Telephone:     (416) 867-4796
Telecopy:      (416) 867-5818               Telecopy:      (416) 867-5818

THE BANK OF NOVA SCOTIA
-----------------------

Address for Notices:                        Address for Funding:
The Bank of Nova Scotia                     The Bank of Nova Scotia
Loan Administration and                     Loan Administration and
  Agency Services                            Agency Services
44 King Street West, 14th Floor             44 King Street West, 14th Floor
Toronto, Ontario M5H 1H1                    Toronto, Ontario M5H 1H1
Attn:          Wallace Yeung                Attn:          Wallace Yeung
Telephone:     (416) 866-5901               Telephone:     (416) 866-5901
Telecopy:      (416) 866-5991               Telecopy:      (416) 866-5991

CANADIAN IMPERIAL BANK OF COMMERCE
----------------------------------

Address for Notices:                        Address for Funding:
Canadian Imperial Bank                      Canadian Imperial Bank
of Commerce                                 of Commerce
Commerce Court West - 501F                  Commerce Court West - 501F
Toronto, Ontario M5L 1A2                    Toronto, Ontario M5L 1A2
Attn:          Rob Callander                Attn:          Mary Ann Tate
Telephone:     (416) 980-5282               Telephone:     (416) 214-8417
Telecopy:      (416) 980-8384               Telecopy:      (416) 980-5855

CHEMICAL BANK OF CANADA
-----------------------

Address for Notices:                        Address for Funding:
Chemical Bank of Canada                     Chemical Bank of Canada
100 Yonge Street, Suite 900                 100 Yonge Street, Suite 900
Toronto, Ontario M5C 2W1                    Toronto, Ontario M5C 2W1
Attn:          Owen G. Roberts              Attn:          Amanda Staff
Telephone:     (416) 594-2259               Telephone:     (416) 594-2260
Telecopy:      (416) 594-2240               Telecopy:      (416) 594-2240

CITIBANK CANADA
---------------

Address for Notices:                        Address for Funding:
Citibank Canada                             Citibank Canada
123 Front Street West                       123 Front Street West
Toronto, Ontario M5J 2M3                    Toronto, Ontario M5J 2M3
Attn:       Margie Lambert                  Attn:       Mary Vlahos
Telephone:  (416) 947-4194                  Telephone:  (416) 947-5529
Telecopy:   (416) 947-5802                  Telecopy:   (416) 947-5462

FIRST CHICAGO NBD BANK, CANADA
------------------------------

Address for Notices:                        Address for Funding:
First Chicago NBD Bank, Canada              First Chicago NBD Bank, Canada
Suite 4240, 161 Bay Street                  Suite 4240, 161 Bay Street
Toronto, Ontario M5J 2S1                    Toronto, Ontario M5J 2S1
Attn:       Colleen H. Delaney              Attn:       Karen L. Graham
Telephone:  (416) 365-5259                  Telephone:  (416) 365-5250
Telecopy:   (416) 363-7574                  Telecopy:   (416) 363-7574

J.P. MORGAN CANADA
------------------

Address for Notices:                       Address for Funding:
J.P. Morgan Canada                         J.P. Morgan Canada
Suite 2200, Royal Bank Plaza               Suite 2200, Royal Bank Plaza
South Tower                                South Tower
Toronto, Ontario M5J 2J2                   Toronto, Ontario M5J 2J2
Attn:       Paul Nash                      Attn:       Gerda Grasshoff
Telephone:  (416) 981-9194                 Telephone:  (416) 981-9173
Telecopy:   (416) 981-9278                 Telecopy:   (416) 981-9279


ROYAL BANK OF CANADA
--------------------

Address for Notices:                       Address for Funding:
Royal Bank of Canada                       Royal Bank of Canada
One North Franklin, Suite 700              Business Services Group
Chicago, Illinois  60606                   1st Floor, 180 Wellington Street West
U.S.A.                                     Toronto, Ontario M5J 1J1
Attn:       Preston Jones                  Attn:       Liability - Multinational
Telephone:  (312) 551-1618                 Telephone:  (416) 974-5302
Telecopy:   (312) 551-0805                 Telecopy:   (416) 974-8119

SAKURA BANK (CANADA)
--------------------

Address for Notices:                       Address for Funding:

Sakura Bank (Canada)                        Sakura Bank (Canada)
Commerce Court West                         Commerce Court West
Suite 3601, P.O. Box 59                     Suite 3601, P.O. Box 59
Toronto, Ontario M5L 1B9                    Toronto, Ontario M5L 1B9
Attn:       E.R. Langley                    Attn:       Heather Omoto
Telephone:  (416) 369-8544                  Telephone:  (416) 369-8580
Telecopy:   (416) 369-0268                  Telecopy:   (416) 369-0268

SANWA BANK CANADA
-----------------

Address for Notices:                        Address for Funding:
Sanwa Bank Canada                           Sanwa Bank Canada
BCE Place                                   BCE Place
Canada Trust Tower                          Canada Trust Tower
P.O. Box 525                                P.O. Box 525
Suite 4400, 161 Bay Street                  Suite 4400, 161 Bay Street
Toronto, Ontario M5J 2S1                    Toronto, Ontario M5J 2S1
Attn:       Shigeki Iwashita                Attn:       Fanny Man
Telephone:  (416) 366-2583                  Telephone:  (416) 366-2583
Telecopy:   (416) 366-8599                  Telecopy:   (416) 366-8599

SOCIETE GENERALE (CANADA)
-------------------------

Address for Notices:                        Address for Funding:
Societe Generale (Canada)                   Societe Generale (Canada)
Scotia Plaza                                Scotia Plaza
100 Yonge Street                            100 Yonge Street
Toronto, Ontario M5C 2W1                    Toronto, Ontario M5C 2W1
Attn:       Duncan A. Irvine                Attn:       Graham Buffam
Telephone:  (416) 682-0065                  Telephone:  (416) 682-0087
Telecopy:   (416) 364-9996                  Telecopy:   (416) 364-9996

THE SUMITOMO BANK OF CANADA
---------------------------

Address for Notices:                        Address for Funding:
The Sumitomo Bank of Canada                 The Sumitomo Bank of Canada
Suite 1400                                  Suite 1400
Ernst & Young Tower                         Ernst & Young Tower
Toronto-Dominion Centre                     Toronto-Dominion Centre
P.O. Box 172                                P.O. Box 172
Toronto, Ontario M5K 1H6                    Toronto, Ontario M5K 1H6
(Courier Delivery:  222 Bay Street          (Courier Delivery:  222 Bay Street
                      14th Floor)                                 14th Floor)
Attn:       Alfred Lee                      Attn:       Joan Grimmond
Telephone:  (416) 368-4934                  Telephone:  (416) 368-5602
Telecopy:   (416) 367-3565                  Telecopy:   (416) 367-3565



THE TORONTO-DOMINION BANK
-------------------------
Address for Notices:                  Address for Funding:
The Toronto-Dominion Bank             The Toronto-Dominion Bank
31 West 52nd Street                   9th Floor, TD Tower
22nd Floor                            Corporate Investment Banking Group
New York, N.Y.  10019-6101            55 King Street West
U.S.A.                                Toronto, Ontario M5K 1A2
Attn:  William E. Evensen III         Attn:  Lexanne Williams
Telephone:  (212) 468-0593            Telephone:  (416) 982-7671
Telecopy:   (312) 262-1926            Telecopy:   (416) 982-6630


                                 SCHEDULE 5.4


                                 CONSENTS, ETC.
-----------------------------------------------


None

                                SCHEDULE 8.2(g)

                             EXISTING LIENS ON THE
                                EFFECTIVE DATE

Ontario
-------

Registration No. 960422 1904 1529 0777 pursuant to the Personal Property Security Act in favour of Receivables Credit Corporation.
Collateral - Accounts, Other
Absolute assignment of all collateral and proceeds thereof described pursuant to a purchase agreement dated as of April 1, 1996 and an assignment agreement dated as of April 29, 1996 as the same may be amended, modified, supplemented, replaced or restated from time to time.

Registration No. 950626 1838 1529 4659 pursuant to the Personal Property Security Act in favour of Case Canada Receivables, Inc.
Collateral - Accounts, Other
Absolute assignment of all collateral and proceeds thereof described pursuant to a purchase agreement dated as of June 1, 1995 and an assignment dated as of June 29, 1995 as the same may be amended, modified, supplemented, replaced or restated from time to time.

Alberta
-------

Registration No. 95012303848 pursuant to the Personal Property Security Act in favour of Alberta Pacific Leasing Inc.
Collateral - 1 motorola attache 3900 cellular phone

Registration No. 95062711916 pursuant to the Personal Property Security Act in favour of Case Canada Receivables, Inc.
Collateral: all of the following property transferred to the Secured Party by the Debtor under a purchase agreement dated as of June 1, 1995 between Debtor and Secured Party and an Assignment to be dated June 29, 1995 pursuant thereto, each as amended, modified, supplemented or restated from time to time. All right, title and interest in and to certain retail instalment sales contracts secured by new or used agricultural or construction equipment ("financed equipment") and constituting chattel paper which are listed in the schedule of receivables to such assignment, each as amended, modified, supplemented or restated from time to time (the "purchased contracts"). All obligations of the obligors under the purchased contracts, all monies paid thereunder on or after May 31, 1995, the security interests in financed equipment granted thereunder, proceeds of insurance covering such obligors or financed equipment, any proceeds of the purchased contracts in the form of money, securities, instruments, chattel paper, accounts and intangible rights or financed equipment and any other interest of the Debtor in the financed equipment.
Proceeds: accounts, chattel paper, money, intangibles, goods, insurance proceeds, documents of title, instruments and securities.

Registration No. 96042220150 pursuant to the Personal Property Security Act in favour of Receivables Credit Corporation.
Collateral: All of the following property transferred to the secured party by the debtor under a purchase agreement dated as of April 1, 1996 between debtor and secured party and an assignment to be dated as of April 29, 1996 pursuant thereto, each as amended, modified, supplemented or restated from time to time.
All right, title and interest in and to certain retail instalment sales contracts secured by new or used agricultural or construction equipment ("financed equipment") and constituting chattel paper which are listed in the schedule of receivables to such purchase agreement or to such assignment, each as amended, modified, supplemented or restated from time to time (the "purchased contracts").
All obligations of the obligors under the purchased contracts, all moneys paid thereunder on or after March 31, 1996, the security interest in financed equipment, granted thereunder, proceeds of insurance covering such obligors or financed equipment, any proceeds from recourse to dealers with respect to the receivables other than any interest in dealers' reserve accounts with the debtor, any proceeds of the purchased contracts in the form of money, securities, instruments, chattel paper, accounts and intangible rights or financed equipment and any other interest of the debtor in the financed equipment.
Proceeds: accounts, chattel paper, money, intangibles, goods, insurance proceeds, documents of title, instruments and securities.

                                                          EXHIBIT A
                                                TO REVOLVING CREDIT AGREEMENT
                                                -----------------------------


FORM OF REVOLVING CREDIT NOTE


C$___________                                                   Toronto, Ontario
                                                                 August 23, 1996

          FOR VALUE RECEIVED, the undersigned, CASE CREDIT LTD., a company organized under the laws of the province of Alberta, Canada (the "Borrower"), hereby unconditionally promises to pay to the order of ___________, (the "Lender") at the office of The Bank of Nova Scotia, located at 44 King Street West, 14th Floor, Toronto, Ontario M5H 1H1 Attention: Wallace Yeung, in lawful money of Canada and in immediately available funds, on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of
(a)___________ CANADIAN DOLLARS (C$_________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement (as hereinafter defined). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.1 of such Credit Agreement.

          The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Credit Loan made by the Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under such Credit Agreement or this Note.

          This Note (a) is one of the Revolving Credit Notes referred to in the Revolving Credit Agreement dated as of August ., 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents (as defined in the Credit Agreement). Reference is hereby made to such Loan Documents for a description of the nature and extent of the guarantees, the terms and conditions upon which the guarantees were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO.

                                       CASE CREDIT LTD.

                                       By:___________________________

                                       Name:_________________________

                                       Title:________________________

                                                           SCHEDULE A
                                                     TO REVOLVING CREDIT NOTE
                                                     ------------------------

PRIME RATE LOANS AND REPAYMENTS OF PRIME RATE LOANS


          Amount of Prime    Amount of          Unpaid        Notation Made By
Date      Rate Loans         Principal of       Principal
                             Prime Rate         Balance of
                             Loans              Prime Rate
                             Repaid             Loans

                                                        EXHIBIT C TO
                                                 REVOLVING CREDIT AGREEMENT
                                                 --------------------------

FORM OF
ACCEPTANCE NOTE

C$___________,    Ontario
                                                      ____________ ______, 199_

          FOR VALUE RECEIVED, the undersigned, CASE CREDIT LTD., a corporation incorporated, organized and existing under the laws of the Province of Alberta, Canada (the "Borrower"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of THE BANK OF NOVA SCOTIA, located at ________________, Canada _________, in lawful money of Canada and in immediately available funds, the principal amount of [______] CANADIAN DOLLARS (C$_______ ). The undiscounted principal amount hereof shall be repaid on , 199_/3/. The Borrower further agrees that interest shall be paid herein, in advance, by the Lender discounting the face amount of this Acceptance Note in the manner described in subsection 3.3 of the Credit Agreement described below (capitalized terms used herein without definition being defined as set forth therein).

          This Acceptance Note (a) is one of the Acceptance Notes referred to in the Revolving Credit Agreement dated as of August ., 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent, and (b) is subject to the provisions of the Credit Agreement.

          This Acceptance Note is guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Acceptance Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Acceptance Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Acceptance Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.



          THIS ACCEPTANCE NOTE SHALL BE GOVERNED BY, AND

--------------------
/3/      Insert maturity date for Acceptances created simultaneously herewith.

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF
ONTARIO.
                                       CASE CREDIT LTD.


                                       By:________________________
                                            Name:
                                            Title:

                                                     EXHIBIT D TO
                                             REVOLVING CREDIT AGREEMENT
                                             --------------------------


[NAME OF LENDER]

________________________[BRANCH]


POWER OF ATTORNEY - GENERAL


          The undersigned hereby appoints [NAME OF LENDER] (hereinafter called ("[NAME OF LENDER]"), acting by any authorized signatory of [NAME OF LENDER], the attorney of the undersigned:

     (a) to sign for and on behalf and in the name of the undersigned as drawer, Drafts (as defined in the Credit Agreement referred to below) drawn on [NAME OF LENDER] payable to the order of the undersigned or payable to the order of [NAME OF LENDER];

     (b)  to fill in the amount, date and maturity date of such Drafts; and

     (c) to discount and/or deliver such Drafts which have been accepted by [NAME OF LENDER],

provided that such acts in each case are to be undertaken by [NAME OF LENDER] in accordance with instructions given to [NAME OF LENDER] by the undersigned as provided in this power of attorney.

          Instructions from the undersigned to [NAME OF LENDER] relating to the execution, completion, endorsement, discount and/or delivery by [NAME OF LENDER] on behalf of the undersigned of Drafts which the undersigned wishes to submit it to [NAME OF LENDER] for acceptance by [NAME OF LENDER] shall be communicated to [NAME OF LENDER] on behalf of the undersigned in writing to [NAME OF LENDER]'s manager or acting manager at the branch where the undersigned has an account with [NAME OF LENDER] (in accordance with the terms of the Revolving Credit Agreement dated as of August ., 1996 among Case Credit Ltd., the several banks and other financial institutions from time to time parties thereto, the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent, to which the undersigned and [NAME OF LENDER] are parties (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")) and shall specify the following information:

          (a)   reference to this power of attorney;

          (b) a Canadian Dollar amount, which shall be the aggregate face amount of the Drafts to be drawn in a particular transaction;

          (c) a specified period of time (not less than 7 days or in excess of 180 days) which shall be the number of days after the date of such Drafts that such Drafts are to be payable, and the dates of issue and maturity of such Drafts; and

          (d) discount/payment instructions specifying the account number of the undersigned and the financial institution at which the proceeds of the discount of such Drafts are to be credited.

          The communication in writing by the undersigned to [NAME OF LENDER] of the instructions referred to above shall constitute (a) the authorization and instruction of the undersigned to [NAME OF LENDER] to complete and/or endorse Drafts in accordance with such information as set out above and (b) the request of the undersigned to [NAME OF LENDER] to accept such Drafts and discount the same. The undersigned acknowledges that [NAME OF LENDER] shall not be obligated to accept any such Drafts except in accordance with the provisions of the Credit Agreement.

          [NAME OF LENDER] shall be and it is hereby authorized to act on behalf of the undersigned upon and in compliance with instructions communicated to [NAME OF LENDER] as provided herein if [NAME OF LENDER] reasonably believes them to be genuine. If [NAME OF LENDER] accepts Drafts pursuant to any such instructions, [NAME OF LENDER] shall confirm particulars of such instructions and advise the undersigned that [NAME OF LENDER] has complied therewith by notice in writing addressed to the undersigned and served personally or sent by prepaid registered mail or by telecopier or other form of recorded communication to the address of the undersigned as shown on the books kept in relation to the account of the undersigned at the branch of [NAME OF LENDER] from which such notice is mailed or transmitted by telecopier or other form of recorded communication. Any notice so given shall be deemed to have been given and received, if mailed, on the third day next following the mailing thereof; if transmitted by telecopier or other form of recorded communication when received; and if served personally on the date of delivery. [NAME OF LENDER]'s actions confirmed and advised to the undersigned by such notice shall be conclusively deemed to have been in accordance with the instructions of the undersigned unless the undersigned notifies [NAME OF LENDER] to the contrary in writing not later than the business day next following such deemed receipt by the undersigned. Notice in writing to [NAME OF LENDER] as contemplated hereby may be delivered by hand at the branch of [NAME OF LENDER] from which the notice given by [NAME OF LENDER] was mailed or transmitted by telecopier or other form of recorded communication.

          The undersigned hereby agrees and promises to pay [NAME OF LENDER], on the maturity date thereof, the face amount of each draft signed, completed and endorsed as contemplated herein and accepted by [NAME OF LENDER], such payment to be made in immediately available funds in Canadian dollars at the branch of [NAME OF LENDER] specified above, free and clear of and without deduction by reason of any taxes or charges whatsoever.

          The undersigned agrees to indemnify [NAME OF LENDER] and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or willful misconduct of [NAME OF LENDER] or any of its directors, officers, employees, affiliates or agents.

          This power of attorney may be revoked at any time upon not less than 5 business days' written notice served upon [NAME OF LENDER] at its branch referred to above, provided that (i) it shall be replaced with another power of attorney forthwith in accordance with the requirements of subsection 4.2(b) of the Credit Agreement; and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the undersigned in respect of any Draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

          This power of attorney is in addition to and not in substitution of any agreement to which [NAME OF LENDER] and the undersigned are parties.

          This power of attorney shall be governed in all respects by the laws of the Province of Alberta and the laws of Canada applicable therein and each of the undersigned and [NAME OF LENDER] hereby irrevocably attorns to the nonexclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.

          In the event of a conflict between the provisions of this Power of Attorney (other than the provisions of the immediately preceding paragraph) and the Credit Agreement, the Credit Agreement shall prevail.

          The undersigned has (have) expressly requested that this document be drawn up in the English language. Le(s) soussigne(s) a(ont) expressement demande que ce document soit redige en langue anglaise.

          DATED at ________________ this _________ day of ___________ , 199_

SIGNED SEALED AND DELIVERED                 Name:
in the presence of

___________________________                 By:____________________
        (Witness)                                Name:
                                                 Title:
Must be
sealed and
witnessed
if signed
by an
individual

___________________________                 By:____________________

     (Witness)                                   Name:
                                                 Title:

Note: If the undersigned is a corporation, the corporate seal must be affixed and this form must be accompanied by a certified copy of a resolution of the director(s) of the corporation authorizing the execution and delivery of this form.
Please have the undersigned initial all alterations/deletions made to this form.

                                                         EXHIBIT E
                                                 TO REVOLVING CREDIT AGREEMENT
                                                 -----------------------------


[FORM OF CASE CREDIT GUARANTEE]


          GUARANTEE, dated as of August , 1996, made by CASE CREDIT CORPORATION, a Delaware corporation (the "Guarantor"), in favour of THE BANK OF NOVA SCOTIA, a Canadian chartered bank, in its capacity as administrative agent (the "Administrative Agent"), for the several banks and other financial institutions (the "Lenders") from time to time parties to the Revolving Credit Agreement, dated as of August ., 1996, among Case Credit Ltd., a company organized under the laws of Alberta, Canada (the "Borrower"), the Lenders, the Co-Agent named therein (the "Co-Agent") and the Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

                            W I T N E S S E T H  :
                            -------------------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is a condition precedent to the Extensions of Credit to be made by the Lenders under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Administrative Agent, the Co-Agent and the Lenders;

          NOW, THEREFORE, in consideration of the Lenders, the Co-Agent and the Administrative Agent entering into the Credit Agreement and agreeing to make Extensions of Credit to the Borrower thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Administrative Agent for the benefit of the Administrative Agent, the Co-Agent and the Lenders as follows:

          1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used herein, "Obligations" means the collective reference to the unpaid principal of and interest on the Loans, the Acceptance Notes, the Acceptances and the Acceptance Reimbursement Obligations (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, the Acceptance Notes, the Acceptances and the Acceptance Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any proposal, notice of intention to file a proposal, assignment, petition, case or proceeding in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and all other obligations and liabilities of the Borrower to the Administrative Agent, the Co-Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Acceptance Notes, the Acceptances, the Acceptance Reimbursement Obligations, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or the Lenders for which the Borrower is responsible under the Credit Agreement).

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of the Administrative Agent, the Co-Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, the Co-Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          (c) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent, the Co-Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

          (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent, the Co-Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent, the Co-Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

          3. Right of Set-off. The Administrative Agent, the Co-Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Co-Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent, the Co-Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent, the Co-Agent or such Lender hereunder which are then due and payable and claims of every nature and description of the Administrative Agent, such Co-Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Revolving Credit Note, any Acceptance Note, any Acceptance, any other Loan Document or otherwise in connection therewith, as the Administrative Agent, the Co-Agent or such Lender may elect, whether or not the Administrative Agent, the Co-Agent or such Lender has made any demand for payment. The Administrative Agent, the Co-Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent, the Co-Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Co-Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Co-Agent or such Lender may have.

          4. No Subrogation. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Administrative Agent, the Co-Agent and the Lenders (or any of them) against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent, the Co-Agent and the Lenders (or any of them) for the payment of the Obligations. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with this Guarantee. So long as the Obligations remain outstanding and the Commitments have not terminated, if any amount shall be paid by or on behalf of the Borrower to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required), to be applied by the Administrative Agent against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this paragraph shall be effective until the date which is 370 days after the termination of this Guarantee and the payment in full of the Obligations and the termination of the Commitments.

          5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, the Co-Agent or any Lender may be rescinded by the Administrative Agent, the Co-Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Co-Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent, the Co-Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent, the Co-Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent, the Co-Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent, the Co-Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent, the Co-Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, any Co-Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent, the Co-Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Co-Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent, the Co-Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this

Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, the Co-Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Co-Agent or any Lender to pursue such other rights or remedies or to collect any payments from either Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Co-Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Co-Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

          7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Co-Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

          8. Payments. The Guarantor hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in Canadian Dollars (in the case of obligations payable in Canadian Dollars) at the office of The Bank of Nova Scotia located at 44 King Street West, Toronto, Ontario M5H 1H1.

          9. Taxes. All payments made by the Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on the Administrative Agent, the Co-Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Co-Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Co-Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Guarantee, Credit Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fee, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, the Co-Agent or any Lender hereunder, the amounts so payable to such Administrative Agent, the Co-Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Co-Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Guarantee, provided, however, that the Guarantor shall not be required to increase any such amounts payable to any Lender that is not incorporated under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Tax Act. Whenever any Non-Excluded Taxes are payable by the Guarantor, as promptly as possible thereafter the Guarantor shall send to the Administrative Agent for its own account or for the account of such Co-Agent or such Lender, as the case may be, a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify the Administrative Agent, the Co-Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Co-Agent or any Lender as a result of any such failure. The agreements in this paragraph shall survive the termination of this Guarantee, the payment of the Obligations and all other amounts payable hereunder and the termination of the Commitments.

          10. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent, the Co-Agent and the Lenders that:

          (a) the Guarantor has the corporate power and authority to execute and deliver and perform this Guarantee, and has taken all necessary corporate action to authorize execution, delivery and performance of this Guarantee; no consent or authorization of, filing with, notice to or other act by or in respect of, any arbitrator or Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

          (b) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          (c) the execution, delivery and performance of this Guarantee by the Guarantor will not violate any provision of (a) any Requirement of Law or Contractual Obligation of the Guarantor and (b) will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

          (d) there are no actions, suits, investigations or proceedings of or before any arbitrator or Governmental Authority pending by or against or affecting the Guarantor or any of its Subsidiaries or, to the best knowledge of the Guarantor, threatened by or against or affecting the Guarantor or any of its Subsidiaries or against any assets or properties of the Guarantor or any of its Subsidiaries with respect to any of the Loan Documents or any of the transactions contemplated thereby or which would be reasonably expected to have a Material Adverse Effect;

          (e) no consent or authorization of, filing with, notice to or other act by or in respect of, any arbiter or Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Guarantor in connection with execution delivery, performance, validity or enforceability of this Guarantee;

          (f) each of the representations and warranties made by the Guarantor in the Case Credit Credit Agreement are true; and

          (g) the Guarantor is not insolvent and will not be rendered insolvent by the transactions contemplated hereby, nor, after giving effect to such transactions will the Guarantor be left with an unreasonably small capital with which to engage in its anticipated business, nor does the Guarantor intend to or believe that it will incur debts beyond its ability to pay as they mature.

          The Guarantor agrees that the foregoing representations and warranties (other than those set out in paragraph (g)) shall be deemed to have been made by the Guarantor on each Borrowing Date under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such date.

          11. Covenants. The Guarantor hereby covenants and agrees with the Administrative Agent, the Co-Agent and the Lenders that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, (i) the Guarantor shall own, beneficially and of record, directly or indirectly through one or more wholly-owned Subsidiaries, 100% of the issued and outstanding common shares of the Borrower, free and clear of any and all Liens; and (ii) the Guarantor shall not modify or amend or agree to modify or amend any term or provision made or contained in Section 11 of the Case Credit Credit Agreement without the prior written consent of the Majority Lenders.

          12. Authority of the Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent, the Co-Agent and the Lenders, be governed by the Credit Agreement and the other Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Co-Agent and the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          13. Notices. All notices, requests and demands to or upon the Administrative Agent, the Co-Agent, any Lender or the Guarantor to be effective shall be in writing (or by facsimile transmission or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand, (ii) if given by mail, three days after being deposited in the mails by certified mail, return receipt requested, or (iii) if by facsimile transmission or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

          (a) if to the Administrative Agent, the Co-Agent or any Lender, at its address or transmission number for notices provided in subsection 11.2 or
Schedule I of the Credit Agreement;

          (b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, the Co-Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this paragraph.

          14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent, the Co-Agent or any Lender relative to the subject matter hereof not reflected herein.

          16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent, the Co-Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

          (b) None of the Administrative Agent, the Co-Agent or any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Co-Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Co-Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Co-Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent, the Co-Agent and the Lenders and their successors and assigns.

          19. Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the Guarantor agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency in the city in which is located the Administrative Agent account for the first currency on the Business Day immediately following the day on which final judgment is given.

          (b) The obligation of the Guarantor in respect of any sum due hereunder to the Administrative Agent, the Co-Agent or any Lender shall, notwithstanding any judgment in a currency (the "judgment currency") other than that in which such sum is payable in accordance with the applicable provisions of this Guarantee (the "Guarantee currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent on behalf of the Administrative Agent, the Co-Agent or such Lender of any sum adjudged to be so due in the judgment currency, the Administrative Agent on behalf of the Administrative Agent, the Co-Agent or such Lender may in accordance with normal banking procedures purchase the Guarantee currency with the judgment currency; if the amount of the Guarantee currency so purchased is less than the sum originally due to the Administrative Agent, the Co-Agent or such Lender in the Guarantee currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Co-Agent or such Lender against such loss, and if the amount of the Guarantee currency so purchased exceeds the sum originally due to the Administrative Agent, the Co-Agent or any Lender, the Administrative Agent, the Co-Agent or such Lender agrees to remit to the Guarantor such excess.

          20. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                       CASE CREDIT CORPORATION

                                       By _____________________________________

                                       Title __________________________________

                                       Address for Notices:

                                       233 Lake Avenue
                                       Racine, Wisconsin 53403
                                       Attention:  Vice-President and Controller

                                       Telex: _________________________________

                                       Fax:  (414) 636-6284

                                                             EXHIBIT F TO
                                                      REVOLVING CREDIT AGREEMENT
                                                      --------------------------

FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Revolving Credit Agreement, dated as of August ., 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Case Credit Ltd. (the "Borrower"), the banks and other financial institutions from time to time party thereto (the "Lenders"), the Co-Agent named therein (the "Co-Agent"), and The Bank of Nova Scotia, as administrative agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          ______________________ (the "Assignor") and ________________________
(the "Assignee") agree as follows:


          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a _______ % interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities contained in the Credit Agreement as are set forth on SCHEDULE 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal and/or commitment amount for each Assigned Facility as set forth on SCHEDULE 1.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries, any other Loan Party or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries, any other Loan Party or any other obligor or any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Revolving Credit Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange any attached Revolving Credit Notes for a new Revolving Credit Note or Revolving Credit Notes payable to the Assignee and (ii) if the Assignor has retained any interest in any Assigned Facility, requests that the Administrative Agent exchange any attached Revolving Credit Notes for a new Revolving Credit Note or Revolving Credit Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 7.1 thereof, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

          4. The effective date of this Assignment and Acceptance shall be _____, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Province of Ontario.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1
TO ASSIGNMENT AND ACCEPTANCE
RELATING TO THE REVOLVING CREDIT AGREEMENT,
DATED AS OF AUGUST __________, 1996,
AMONG
CASE CREDIT, LTD.,
THE LENDERS NAMED THEREIN,
THE CO-AGENT NAMED THEREIN
AND
THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT FOR
THE LENDERS (IN SUCH CAPACITY, THE "ADMINISTRATIVE AGENT")

--------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                               Principal/
Credit                         Commitment             Commitment Percentage
Facility Assigned            Amount Assigned               Assigned/1/
-----------------            ---------------          ---------------------
                                                      ---

                             $                               .             %
                              --------------          ------- -------------

[Name of Assignee]                     [Name of Assignor]


By:                                    By:
    -------------------------------        -------------------------------
Name:                                  Name:
Title:                                 Title:

Accepted:                              Consented To:

THE BANK OF NOVA SCOTIA,               CASE CREDIT LTD.
As Administrative Agent


By:                                    By:
    -------------------------------        -------------------------------
Name:                                  Name:
Title:                                 Title:

1    Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                       EXHIBIT G-1 TO
                                              REVOLVING CREDIT AGREEMENT
                                              --------------------------


[AUGUST ., 1996]

The Bank of Nova Scotia, as Administrative Agent
Executive Offices,
Scotia Plaza,
44 King Street West,
Toronto, Ontario,
M5H 1H1

And each of the Lenders parties to the
     Credit Agreement referred below

     As counsel to Case Credit Corporation, a Delaware corporation ("Case Credit"), I am familiar with (a) the Revolving Credit Agreement, dated as of August ., 1996 (the "Credit Agreement"), among Case Credit Ltd., an Alberta corporation, (the "Borrower" or "Case Credit Canada"), the lenders parties thereto (the "Lenders"), the Co-Agent named therein (the "Co-Agent"), and The Bank of Nova Scotia, as Canadian administrative agent for the Lenders (in such capacity, the "Administrative Agent"), (b) the other Loan Documents referred to in the Credit Agreement, and (c) the guarantee executed by Case Credit dated as of August ., 1996 (the "Case Credit Guarantee").

     The opinions expressed below are furnished to you pursuant to subsection
6.1 (c)(i) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     In arriving at the opinions expressed below,

          I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of each of (1) the Credit Agreement and the Revolving Credit Notes to be delivered by the Borrower on the Effective Date and (2) the Case Credit Guarantee (the Credit Agreement, such Revolving Credit Notes and the Case Credit Guarantee being hereinafter referred to collectively as the "Transaction Documents"); and

          I have examined such corporate documents and records of Case Credit and such other instruments and certificates of public officials, officers and representatives of Case Credit and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

     In arriving at the opinions expressed below, I have made such investigations of law, in each case as I have deemed appropriate as a basis for such opinions.

     In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of Case Credit and officers of Case Credit) and (c) the conformity to authentic originals of documents submitted as certified, conformed or photostatic copies.

     When the opinions expressed below are stated "to the best of my knowledge", I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

     Based upon and subject to the foregoing, I am of the opinion that:

          Case Credit (a) is duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its organization or formation, (b) has the corporate or other power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged and (c) is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or appropriately qualified in each jurisdiction where its ownership, leasing, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

          Case Credit has the corporate power and authority to make, deliver and perform its obligations under the Case Credit Guarantee. Case Credit has taken all necessary corporate action to authorize the execution, delivery and performance of the Case Credit Guarantee and the Case Credit Guarantee has been duly executed and delivered on behalf of Case Credit.

          No consent or authorization of, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by Case Credit, of the Case Credit Guarantee.

          The execution and delivery of the Case Credit Guarantee by Case Credit, the performance by Case Credit of its obligations thereunder and the compliance by the Case Credit with any of the provisions thereof, all as provided therein, (a) will not violate any Requirement of Law, (b) will not violate, to the best of my knowledge, any Contractual Obligation of Case Credit in any respect that would reasonably be expected to have a material adverse effect on (i) the business, operations, property or financial condition of Case Credit and its Subsidiaries taken as a whole, (ii) the validity or enforceability of the Case Credit Guarantee or (iii) the rights or remedies of the Lenders under the Case Credit Guarantee, and (c) will not result in, or require, the creation or imposition of any Lien on any of the assets or properties of Case Credit pursuant to any such Requirement of Law or Contractual Obligation.

          No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of my knowledge, threatened by or against Case Credit or against any of its Subsidiaries or properties or revenues (a) with respect to the Credit Agreement or any of the other Loan Documents or (b) which would reasonably be expected to have a Material Adverse Effect.

          To the best of my knowledge, none of Case Credit or any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

     I am a member of the bar of the State of Illinois and the opinions expressed herein are based upon and are limited to the laws of such state, the general corporate Law of the State of Delaware and the Federal laws of the United States of America.

     This opinion has been rendered solely for your benefit and for the benefit of your Transferees pursuant to subsection 11.6 of the Credit Agreement in connection with the Credit Agreement and the other Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

                                       Very truly yours,

                                                      EXHIBIT G-2
                                             TO REVOLVING CREDIT AGREEMENT
                                             -----------------------------


[FORM OF OPINION OF ALBERTA COUNSEL TO BORROWER]


[EFFECTIVE DATE]

TO THE PARTIES LISTED ON
SCHEDULE "A" HERETO

Dear Sirs:

     Re:  Case Credit Ltd. - Revolving Credit Agreement dated August ., 1996
     -----------------------------------------------------------------------

     We have acted as counsel in the Province of Alberta to Case Credit Ltd., an Alberta corporation (the "Borrower"), in connection with the Revolving Credit Agreement dated as of August ., 1996 (the "Credit Agreement") among the Borrower, the lenders party thereto (the "Lenders"), the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent for the Lenders.

     The opinions expressed below are furnished to you pursuant to subsection 6.1(c)(ii) of the Credit Agreement. Terms defined in the Credit Agreement shall, when used herein, have the meanings given to them in the Credit Agreement.

     For the purposes of giving the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (the "Documents"):

               the Credit Agreement;

               the Revolving Credit Notes in the aggregate principal amount of $500,000,000 issued pursuant to the Credit Agreement on the date hereof (the "Initial Notes"); and

          (c) the Powers of Attorney delivered to the Lenders on the date hereof (the "Initial Powers").

     We have also examined such corporate documents and records of the Borrower and such other instruments and certificates and made such investigations of law as we have deemed appropriate as a basis for such opinions.

     We have assumed, with your permission and without independent investigation or inquiry, (i) the authenticity of all documents submitted as originals, (ii) the genuineness of all signatures on all documents examined by us (other than those of the Borrower and officers of the Borrower) and (iii) the conformity to authentic originals of documents submitted as certified, conformed, facsimile or photostatic copies. We have also assumed that such documents are the legal, valid and binding obligations of the parties thereto (other than the Borrower), enforceable against them in accordance with their respective terms under the laws by which they are expressed to be governed, and that each such party has complied and will comply with all laws applicable to it in connection with the Credit Agreement.

     With respect to certain matters of fact, we have relied upon certificates of the Borrower or its officers as to such facts. Statements of fact set forth in such certificates have not been independently verified by us. For the purposes of the opinion expressed in paragraph 1 below, we have relied upon a Certificate of Status of recent date with respect to the Borrower issued by the Alberta Registrar of Corporations.

     The phrase "to the best of our knowledge" in this opinion is to be interpreted in accordance with the following express limitations: (i) such phrase includes only actual knowledge which the members of our firm who have directly participated in the representation of the Borrower in the course of the transactions contemplated by the Credit Agreement have obtained; (ii) no special inquiry, investigation or other diligence has been performed to determine the existence or the absence of the facts qualified by such phrase; and (iii) no inference as to our knowledge should be drawn from the fact that certain partners of our firm are officers or directors of the Borrower.

     We note that the Credit Agreement is governed by the laws of the Province of Ontario. We are members of the Bar of the Province of Alberta and do not practice in any other jurisdiction. The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada having application therein as of the date hereof ("Alberta Law"). In this opinion, "Alberta Courts" means the courts of the Province of Alberta and the federal courts constituted by the Parliament of Canada, the jurisdiction of which extends to disputes arising in the Province of Alberta.

     Based upon and subject to the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     The Borrower (i) is duly organized, validly existing and in good standing under the laws of the Province of Alberta, and (ii) has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged.

     The Borrower has the corporate power and authority to make, deliver and perform its obligations under the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents. Except for consents, authorizations, approvals, notices and filings which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Borrower, or the validity or enforceability against the Borrower, of the Documents.

     The Credit Agreement and each of the Initial Notes has been duly executed and delivered by the Borrower. Assuming that the Credit Agreement and each of the Initial Notes constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, under the laws of the Province of Ontario, the Credit Agreement and each of the Initial Notes constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, under Alberta Law.

     Each of the Initial Powers has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance, from time to time, of the Revolving Credit Notes, Drafts, Acceptance Notes and Powers of Attorney contemplated by the Credit Agreement and, upon the execution and delivery of a Revolving Credit Note, Draft, Acceptance Note or Power of Attorney (and assuming (except in the case of a Power of Attorney) the enforceability thereof under the laws of Ontario), such instrument will constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, under Alberta law.

     The execution and delivery of the Documents, the performance by the Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby and the compliance by the Borrower with the provisions thereof, all as provided therein, (i) will not violate any Requirement of Law,
(ii) to the best of our knowledge, will not violate any Contractual Obligation of the Borrower in any respect that would reasonably be expected to have a Material Adverse Effect, and (iii) will not result in, or require the creation or imposition of any Lien on any of its assets or properties pursuant to any such Requirement of Law or, to the best of our knowledge, any such Contractual Obligation.

     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of our knowledge, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to the Documents, or (b) which would reasonably be expected to have a Material Adverse Effect.

     To the best of our knowledge, the Borrower is not in default under or with respect to any Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

The opinions expressed herein are subject to the following qualifications:

               enforcement of the Credit Agreement may be limited by applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or other laws or judicial decisions of whatsoever nature or kind affecting the enforcement of creditors' rights and remedies generally, or by general principles of equity which may apply to any proceeding, whether in equity or at law, including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default;

               equitable remedies, such as specific performance and injunctive relief, are only available in the discretion of the court, and accordingly may not be available as a remedy in any particular circumstance;

               the ability to recover certain costs, fees and expenses in connection with litigation brought before an Alberta Court to enforce provisions of the Credit Agreement is in the discretion of such court and counsel fees are subject to taxation;

               claims may become barred under laws regarding limitation of actions;

               the Judgment Interest Act (Alberta) limits interest on a judgment debt;

               determinations, calculations, demands, requests, instructions and acts made by the Administrative Agent, Co-Agent, or Lenders in the exercise of a discretion given to them under the Credit Agreement, or based upon the practice or publication of certain rates by them, may not be enforceable if made or performed unreasonably or arbitrarily, or if such practices or rates are not ascertainable, and may not be treated as conclusive notwithstanding contrary provisions in the Credit Agreement;

               we express no opinion on provisions of the Credit Agreement (i) directly or indirectly purporting to exclude unwritten variations, amendments, waivers or consents, (ii) purporting to allow severance of invalid, illegal or unenforceable provisions, (iii) dealing with the waiving by the Borrower of legal, statutory or equitable rights or doctrines, (iv) purporting to relieve the Administrative Agent, Co-Agents or Lenders from the consequence of their own negligence, (v) dependent upon mutual agreement at a later date or conditional on a future event, or (vi) which provide or have the effect of providing for the payment of rates and/or fees which may exceed the "criminal interest rate" provisions of the Criminal Code (Canada);

               provisions of the Credit Agreement which result in a higher rate of interest after than before default may be unenforceable to the extent that they represent a penalty rather than a genuine pre-estimate of damage; and

               enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy.

     This opinion has been rendered solely for your benefit, and for the benefit of your Transferees pursuant to section 11.6 of the Credit Agreement, in connection with the Credit Agreement and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you or any such Transferee, regulator or professional advisor of a change in law or fact affecting or bearing upon the opinions rendered herein occurring after the date hereof which may come or be brought to our attention.

                                                 Yours truly,

                                                      EXHIBIT G-3
                                             TO REVOLVING CREDIT AGREEMENT
                                             -----------------------------


[FORM OF OPINION OF ONTARIO COUNSEL TO BORROWER]


[EFFECTIVE DATE]
TO THE PARTIES LISTED ON
SCHEDULE "A" HERETO

Dear Sirs:

     Re:  Case Credit Ltd. - Revolving Credit Agreement dated August ., 1996
     -----------------------------------------------------------------------

     We have acted as counsel in the Province of Ontario to Case Credit Ltd., an Alberta corporation (the "Borrower"), in connection with the Revolving Credit Agreement dated as of August ., 1996 (the "Credit Agreement") among the Borrower, the lenders party thereto (the "Lenders"), the Co-Agent named therein, and The Bank of Nova Scotia, as administrative agent for the Lenders.

     The opinions expressed below are furnished to you pursuant to subsection 6.1(c)(iii) of the Credit Agreement. Terms defined in the Credit Agreement shall, when used herein, have the meanings given to them in the Credit Agreement.

     For the purposes of giving the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (the "Documents"):

               the Credit Agreement;

               the Revolving Credit Notes in the aggregate principal amount of $500,000,000 issued pursuant to the Credit Agreement on the date hereof (the "Initial Notes"); and

               the Powers of Attorney delivered to the Lenders on the date hereof (the "Initial Powers").

     We have also examined such corporate documents and records of the Borrower and such other instruments and certificates and made such investigations of law as we have deemed appropriate as a basis for such opinions.

     We have assumed, with your permission and without independent investigation or inquiry, (i) the authenticity of all documents submitted as originals, (ii) the genuineness of all signatures on all documents examined by us and (iii) the conformity to authentic originals of documents submitted as certified, conformed, facsimile or photostatic copies. We have also assumed that such documents are the legal, valid and binding obligations of the parties thereto (other than the Borrower), enforceable against them in accordance with their respective terms.

     With respect to certain matters of fact, we have relied upon certificates of the Borrower or its officers as to such facts. Statements of fact set forth in such certificates have not been independently verified by us.

     The phrase "to the best of our knowledge" in this opinion is to be interpreted in accordance with the following express limitations: (i) such phrase includes only actual knowledge which the members of our firm who have directly participated in the representation of the Borrower in the course of the transactions contemplated by the Credit Agreement have obtained; and (ii) no special inquiry, investigation or other diligence has been performed to determine the existence or the absence of the facts qualified by such phrase.

     We are qualified to render opinions as to the laws of the Province of Ontario and the laws of Canada applicable therein and, accordingly, except in the reliance on the Alberta Counsel Opinion (as defined below), we express no opinions as to the laws of any other jurisdiction. In this opinion, "Ontario Courts" means the courts of the Province of Ontario and the federal courts constituted by the Parliament of Canada for the better administration of the laws of Canada, the jurisdiction of which extends to disputes arising in the Province of Ontario.

     With respect to our opinions as they relate to the Initial Powers which purport to be governed by the laws of the Province of Alberta and as to certain matters relating to the Borrower governed by the laws of the Province of Alberta, we have relied upon the opinion dated today (the "Alberta Counsel Opinion") of Messrs. Milner Fenerty, Alberta counsel to the Borrower. Such opinion is in form and scope satisfactory to us and both you and we are justified in relying thereon. To the extent that the Alberta Counsel Opinion is based upon any assumption or is made subject to any limitation, qualification or exception, our opinions given in reliance thereon are based upon such assumptions and are subject to such limitations, qualifications or exceptions. A copy of the Alberta Counsel Opinion has been provided to you.

     Based upon and subject to the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     The Borrower (i) is duly organized, validly existing and in good standing under the laws of the Province of Alberta, and (ii) has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged.

     The Borrower has the corporate power and authority to make, deliver and perform its obligations under the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents. Except for consents, authorizations, approvals, notices and filings which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Borrower, or the validity or enforceability against the Borrower, of the Documents.

     Each of the Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance, from time to time, of the Revolving Credit Notes, Drafts, Acceptance Notes and Powers of Attorney contemplated by the Credit Agreement and, upon the execution and delivery of a Revolving Credit Note, Draft, Acceptance Note or Power of Attorney, such instrument will constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     The execution and delivery of the Documents, the performance by the Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby and the compliance by the Borrower with the provisions thereof, all as provided therein, (i) will not violate any Requirement of Law,
(ii) to the best of our knowledge, will not violate any Contractual Obligation of the Borrower in any respect that would reasonably be expected to have a Material Adverse Effect, and (iii) will not result in, or require the creation or imposition of any Lien on any of its assets or properties pursuant to any such Requirement of Law or, to the best of our knowledge, any such Contractual Obligation.

     We have not been retained by or on behalf of the Borrower in connection with any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority which is pending or threatened by or against the Borrower or any of its properties or revenues and which could reasonably be expected to have a Material Adverse Effect and, to the best of our knowledge, the Borrower is not in default under or in respect of any Contractual Obligation in any respect which would reasonably be expected to have a Material Adverse Effect.

     No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of our knowledge, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to the Documents, or (b) which would reasonably be expected to have a Material Adverse Effect.

     To the best of our knowledge, the Borrower is not in default under or with respect to any Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

The opinions expressed herein are subject to the following qualifications:

               enforcement of the Documents may be limited by applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or other laws or judicial decisions of whatsoever nature or kind affecting the enforcement of creditors' rights and remedies generally, or by general principles of equity which may apply to any proceeding, whether in equity or at law, including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default;

               equitable remedies, such as specific performance and injunctive relief, are only available in the discretion of the court, and accordingly may not be available as a remedy in any particular circumstance;

               the ability to recover certain costs, fees and expenses in connection with litigation brought before an Ontario Court to enforce provisions of the Credit Agreement is in the discretion of such court and counsel fees are subject to taxation;

               claims may become barred under laws regarding limitation of actions;

               determinations, calculations, demands, requests, instructions and acts made by the Administrative Agent, Co-Agent, or Lenders in the exercise of a discretion given to them under the Credit Agreement, or based upon the practice or publication of certain rates by them, may not be enforceable if made or performed unreasonably or arbitrarily, or if such practices or rates are not ascertainable, and may not be treated as conclusive notwithstanding contrary provisions in the Credit Agreement;

               we express no opinion or provisions of the Credit Agreement (i) directly or indirectly purporting to exclude unwritten variations, amendments, waivers or consents, (ii) purporting to allow severance of invalid, illegal or unenforceable provisions, (iii) dealing with the waiving by the Borrower of legal, statutory or equitable rights or doctrines, (iv) purporting to relieve the Administrative Agent, Co-Agents or Lenders from the consequence of their own negligence, (v) dependent upon mutual agreement at a later date or conditional on a future event, or (vi) which provide or have the effect of providing for the payment of rates and/or fees which may exceed the "criminal interest rate" provisions of the Criminal Code (Canada);

               provisions of the Credit Agreement which result in a higher rate of interest after than before default may be unforceable to the extent that they represent a penalty rather than a genuine pre-estimate of damages; and

               enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy.

     This opinion has been rendered solely for your benefit, and for the benefit of your Transferees pursuant to section 11.6 of the Credit Agreement, in connection with the Credit Agreement and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you or any such Transferee, regulator or professional advisor of a change in law or fact affecting or bearing upon the opinions rendered herein occurring after the date hereof which may come or be brought to our attention.

                                       Yours truly,

                                                 EXHIBIT G-4
                                        TO REVOLVING CREDIT AGREEMENT
                                        -----------------------------


[FORM OF OPINION OF COUNSEL TO GUARANTOR]

[EFFECTIVE DATE]

TO:  The Bank of Nova Scotia,
     as Administrative Agent
     under the Credit Agreement
     referred to below

     The Lenders named in Schedule 1
     that are parties to said Credit Agreement

Dear Sirs:

     RE:  CASE CREDIT LTD. - REVOLVING CREDIT AGREEMENT DATED AUGUST ., 1996
     -----------------------------------------------------------------------

          We have acted as special Wisconsin counsel to Case Credit Corporation ("Case Credit") in connection with the delivery by Case Credit of the Guarantee dated as of August ., 1996 by Case Credit in favor of The Bank of Nova Scotia, as Administrative Agent (as hereinafter defined) (the "Case Credit Guarantee") pursuant to the Revolving Credit Agreement dated as of August ___, 1996 (the "Credit Agreement") among Case Credit Ltd., the lenders party thereto (the "Lenders"), the co-agents named therein, and The Bank of Nova Scotia, as administrative agent for the Lenders (the "Administrative Agent").

          We have not reviewed any of the underlying loan documents and we have not represented Case Credit in connection with the underlying loan transactions.

          This opinion is delivered to you pursuant to subsection 6.1(c)(iv) of the Credit Agreement. Unless otherwise defined herein, capitalized definitional terms used herein which are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

          In arriving at the opinions expressed below, we have examined the following documents:

               a copy of the Case Credit Guarantee signed by Case Credit; and

          a copy of the opinion letter of Richard S. Brennan, counsel to Case Credit, addressed to you and dated the date hereof, in respect of the Case Credit Guarantee.

          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

          Insofar as our opinions expressed below relate to the matters set forth in the above-mentioned opinion letter of Richard S. Brennan, we have assumed without independent investigation the correctness of the matters set forth in such opinion and our opinion is subject to the assumptions, qualifications and limitations set forth in such opinion letter.

          We have also assumed that the Case Credit Guarantee has been duly authorized, executed and delivered by all parties thereto (including Case Credit), that Case Credit is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that Case Credit has the corporate power and authority and legal right to execute, deliver and perform its obligations under the Case Credit Guarantee, and that such execution, delivery and performance by Case Credit do not contravene its certificate of incorporation or by-laws or similar organizational documents, or violate or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority and do not violate or require any consent not obtained under, any Contractual Obligation applicable to or binding upon Case Credit.

          Based on the foregoing, and subject to the qualifications and comments set forth below, we are of the opinion that insofar as the laws of the State of Wisconsin are concerned:

          The Case Credit Guarantee constitutes a legal, valid and binding obligation of Case Credit, enforceable against Case Credit in accordance with its terms.

          Our opinion is subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other similar laws and equitable principles of general application affecting the rights of creditors; (ii) the availability or efficacy of specific performance, injunctive relief or any other equitable remedy or principle, and (iii) applicable laws and judicial decisions of the State of Wisconsin, which may restrict the enforcement of certain of the waivers, consents, rights, remedies and other provisions of the Case Credit Guarantee, provided that with respect to subclause (iii) above the foregoing limitation should not invalidate the Case Credit Guarantee or, in our opinion, materially interfere with the practical realization of the rights provided thereby, other than the consequences of delay arising from the application of such laws or decisions.

          Applicable laws and judicial decisions may require the parties to exercise their rights under the Case Credit Guarantee in good faith and in a commercially reasonable manner, and a court may not strictly enforce certain covenants therein if it concludes that such enforcement would be unreasonable under the existent circumstances.

          Monetary obligations expressed to be payable in a foreign currency are subject to the Uniform Foreign-Money Claims Act, Wis. Stats, (S) 806.30 to 806.44.

          We call to your attention that case law suggests that the payment by a parent corporation of a debt for the benefit of an insolvent subsidiary can be a fraudulent conveyance. In re Rodriguez, 77 B.R. 939 (Bkrtcy. S.D. Fla. 1987). The same analysis may apply to a guarantee. Thus, in connection with our opinions expressed herein, we have assumed, and understand that you have satisfied yourselves, that (i) Case Credit is not insolvent; (ii) Case

Credit will not be rendered insolvent by the transactions contemplated by the Case Credit Guarantee, or any one of them; (iii) after giving effect to such transactions, Case Credit will not be left with an unreasonably small capital with which to engage in its anticipated business; and (iv) Case Credit does not intend to or believe that it will incur debts beyond its ability to pay as they mature.

          The opinions expressed herein are rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any events or state of facts that may hereafter come to our attention, or any changes in laws or court decisions that may hereafter occur.

          With certain exceptions we are members of the Bar of the State of Wisconsin only and do not hold ourselves out as experts on the laws of any other state or of any foreign country.

          This opinion is solely for the benefit of the addressees hereof and their Transferees pursuant to Section 11.6 of the Credit Agreement in connection with the delivery of the Case Credit Guarantee and may not be used for any other purpose or furnished to, used by, referred to by or relied on by any other person or entity, or copied, quoted or referred to in any other report or document, or filed with any governmental authority, without our prior written consent.

                                       Very truly yours,

                                       FOLEY & LARDNER